                                                                   Exhibit 4.31

DOCUMENT PREPARED BY AND                        MORTGAGEE'S MAILING ADDRESS:
AFTER RECORDING RETURN TO:                      McDonald's Corporation
Jonathan A. Reiss, Esq.                         One McDonald's Plaza
Cleary, Gottlieb, Steen & Hamilton              Oak Brook, IL  60523
One Liberty Plaza                               Attention:  General Counsel
New York, New York  10006


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                                 DISCOVERY ZONE, INC.
                                     (Mortgagor),

                                          to

                                McDONALD's CORPORATION
                                     (Mortgagee)

                        --------------------------------------

                AMENDED AND RESTATED DEED TO SECURE DEBT AND SECURITY
                                      AGREEMENT
                        --------------------------------------

                              Dated as of July 29, 1997


-------------------------------------------------------------------------------

THIS INSTRUMENT IS EXEMPT FROM INTANGIBLES TAX UNDER REGULATION 560-11-8-.14 OF THE GEORGIA DEPARTMENT OF REVENUE, AS AN INSTRUMENT RECORDED PURSUANT TO A PLAN OF REORGANIZATION CONFIRMED IN IN RE DISCOVERY ZONE, INC., CASE NO. 96-411 (HSB), UNITED STATES BANKRUPTCY COURT FOR THE DISTRICT OF DELAWARE, BY ORDER ENTERED JULY 18, 1997.

[KENNESAW, GEORGIA PROPERTY]

    THIS AMENDED AND RESTATED DEED TO SECURE DEBT AND SECURITY AGREEMENT (as the same may from time to time be extended, renewed or modified, this "Mortgage"), made as of the 29th day of July, 1997, by DISCOVERY ZONE, INC., a Delaware corporation ("Mortgagor"), having its principal place of business at One Corporate Center, 110 East Broward Boulevard, Fort Lauderdale, Florida 33301, as successor by merger to LEAPS & BOUNDS, INC., to McDONALD'S CORPORATION a Delaware corporation ("Mortgagee"), having an address at One McDonald's Plaza, Oak Brook, Illinois 60523.

                                     WITNESSETH:

    A. WHEREAS, prior to Mortgagor's several predecessors in interest filing their voluntary petitions for relief under chapter 11, title 11, United States Code (the "Bankruptcy Code"), Mortgagor's predecessors in interest with respect to the Mortgaged Property (as hereinafter defined), Leaps & Bounds, Inc. ("LBI") had provided Mortgagee with a First Deed to Secure Debt on the Mortgaged Property, dated as of August 30, 1994 (the "Original Mortgage") and identified by the recording of information set forth in Schedule A hereto, to secure certain obligations owed to Mortgagee under the Agreement and Plan of Merger among Mortgagee, Mortgagor, Discovery Zone, Inc., a Delaware corporation ("Old DZI") and Discovery Zone International, Inc. ("DZII"), a Delaware corporation, dated as of August 30, 1994 (the "Merger Agreement"); and

    B. WHEREAS, pursuant to Section 11.2(a)(iii) of the Merger Agreement, Old DZI agreed to defend, indemnify and hold Mortgagee and its affiliates harmless in respect of all expenses, losses, costs, deficiencies, liabilities and damages (including related and reasonable counsel fees and expenses, and compensatory and demonstrable consequential damages) incurred or suffered by Mortgagee as a direct result of, inter alia, any breach by Old DZI or LBI of the leases or subleases relating to certain properties that result in any payment by Mortgagee in connection with any guarantee by Mortgagee of such leases and pursuant to Section 10.3(f) of the Merger Agreement it was agreed that certain security would be provided to secure the obligations under
Section 11.2(a)(iii) of the Merger Agreement, including without limitation, a first priority security interest in the Land and Improvements (as defined herein) (the "Agreement to Indemnify"); and

    C. WHEREAS, following the filing of their respective prayers for relief under the Bankruptcy Code, Mortgagor's predecessors in interest, Old DZI, their affiliated debtors, including DZII and LBI (the "Debtors"), and Mortgagee entered into the Stipulation and Order Between Debtors and McDonald's Corporation Providing For The Resolution, Settlement And Compromise of Disputes And For Rent Deferrals And Allowance of Certain Claims (the "Stipulation and Order") that was entered by the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court") on November 18, 1996, which was not appealed or otherwise challenged, became a final order, remains in full force and effect and to which Mortgagor is bound, Section 7 of which is captioned "CONTINUING SECURITY" and provides, in pertinent part, that the valid and enforceable first priority security interest on the

Land and Improvements and certain other collateral shall secure the performance and payment of all of the obligations of Mortgagor to Mortgagee under the Notes (as hereinafter defined), any obligations of Mortgagee that may arise in connection with the Assumption Locations whether pursuant to any guaranty, lease, sublease or otherwise, any obligations of Mortgagor that may arise in the event of a Liquidation, and any continuing obligations of Mortgagor relating to the Rejection Location(s) and the Prior Rejection Locations (as such terms are defined therein); and

    D. WHEREAS, pursuant to the Stipulation and Order and 11 U.S. C. Section 365, the Debtors, as predecessors in interest to Mortgagor, assumed the subleases relating to certain properties (the "Assumed Properties") which subleases (the "Assumed Property Subleases") expressly incorporate the Agreement to Indemnify as it relates to any current or future obligations of Mortgagee relating to the Assumed Properties; and

    E. WHEREAS, pursuant to the Stipulation and Order and the Plan (as hereinafter defined), this Mortgage hereby amends and restates the Original Mortgage in its entirety in accordance with the terms and provisions set forth herein; and

    F. WHEREAS, this Mortgage, together with certain other Deeds of Trust, Mortgages or similar encumbrances, are intended to and do secure the obligations of Mortgagor and its predecessors in interest and the other Debtors, to Mortgagee under all of the Stipulation and Order, the Agreement to Indemnify, the Secured Rent Deferral Notes (as hereinafter defined) and the Secured Rejection Note (as hereinafter defined); and

    G. WHEREAS, pursuant to the plan of reorganization for Old DZI and its affiliated debtors confirmed by the Bankruptcy Court by order entered July 18, 1997 (the "Plan") and as required by the terms of the Stipulation and Order, Mortgagor, as the reorganized successor of the Debtors, is obligated to issue to Mortgagee Secured Rent Deferral Notes in the aggregate original principal amount of $266,466.24, which amount is subject to increase each month in accordance with the terms thereof, (the "Secured Rent Deferral") and Secured Rejection Note in the aggregate original principal amount of $4,416,237.90 (the "Secured Rejection Note" and, together with the Secured Rent Deferral Notes, the "Notes"); and

    H. WHEREAS, pursuant to the Plan, all of the Debtors and their reorganized successors have merged into Mortgagor, and simultaneously with such merger, all property of LBI and the other Debtors, including the Mortgaged Property (as hereinafter defined), has been revested in Mortgagor, as the successor entity of the Debtors; and

    I. WHEREAS, in accordance with the foregoing, Mortgagor is the fee simple owner of the real estate described in Exhibit A attached hereto (the "Land");

    NOW THEREFORE, with reference to the foregoing recitals and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged,

Mortgagor and Mortgagee hereby agree that the Original Mortgage is hereby amended and restated in its entirety as follows:

    For the purpose of securing the payment and performance of all of the obligations (the "Obligations") of Mortgagor to Mortgagee, including without limitation, any and all obligations of Mortgagor, as successor in interest to Old DZI, DZII, LBI and their affiliated debtors, under this Mortgage, the Agreement to Indemnify (including, without limitation, any contingent obligations thereunder), the Stipulation and Order (including, without limitation, the obligations described in Section 7 thereof which are referred to in paragraph C of the recitals above), the Plan and the Notes (including any and all subsequent advances made pursuant to the terms of the Notes), and all other documents evidencing or securing any such obligations (collectively, the "Relevant Documents"), Mortgagor by these presents does hereby mortgage, give, grant, bargain, sell, alienate, enfeoff, convey, confirm, warrant, pledge, assign and hypothecate unto Mortgagee, the Land and the buildings, structures and improvements of every nature whatsoever now or hereafter located thereon to the extent owned by Mortgagor (including, but not limited to, all gas and electric fixtures, radiators, heaters, docks and docking facilities, engines and machinery, boilers, elevators and motors, plumbing, heating and air conditioning fixtures, carpeting and other floor coverings, water heaters, awnings and storm sashes which are or shall be attached to the Land or said buildings, structures or improvements) (the "Improvements");

    TOGETHER WITH: all right, title, interest and estate of Mortgagor now owned, or hereafter acquired, in and to the following property, rights, interest and estates relating to the Land and the Improvements, together with Mortgagor's interest in the following property, rights, interests and estates hereinafter described (the Land, Improvements, and the following property, rights, interests and estates being hereinafter collectively referred to as the "Mortgaged Property"):

    (a) all easements, rights-of-way, strips and gores of land, streets, ways, alleys, passages, sewer rights, water, water courses, water rights and powers, air rights and development rights, construction and equipment warranties, and all estates, rights, titles, interests, privileges, liberties, tenements, hereditaments and appurtenances of any nature whatsoever, in any way belonging, relating to or pertaining to the Land and the Improvements and the reversion and reversions, remainder and remainders, and all land lying in the bed of any street, road or avenue, opened or proposed, in front of or adjoining the Land, to the center line thereof and all the estates, rights, titles, interests, dower and rights of dower, curtesy and rights of curtesy, property, possession, claim and demand whatsoever, both at law and in equity, of Mortgagor of, in and to the Land and the Improvements and every part and parcel thereof, with the appurtenances thereto, and in and to any streets, ways, alleys, passages, strips or gores of land adjoining the Land or any part thereof;

    (b) all fixtures, attachments and other articles attached to the Land or the Improvements constituting realty or real property now or hereafter owned by Mortgagor or in which Mortgagor has or shall acquire an interest, now or hereafter located on, attached to or contained in or used or usable in connection with the Mortgaged Property, and including, without limitation, all building or construction materials intended for construction, reconstruction, alteration or repair of or installation on or in the Mortgaged Property, of every kind and nature whatsoever now owned or hereafter acquired by Mortgagor, and all proceeds thereof, as well as all additions to, appurtenances, substitutions for, replacements of or accessions to any of the items recited as aforesaid and all attachments, components, parts (including spare parts) and accessories, whether installed thereon or affixed thereto, now or hereafter owned by Mortgagor and used or intended to be used in connection with, or with the operation of, the Mortgaged Property, to the extent constituting real property, but not including play equipment or other similar-type entertainment equipment relating to the operation of the "Discovery Zone" facility on the Mortgaged Property unless removal of such equipment would cause structural damage to the Land or the Improvements (collectively, the "Fixtures");

    (c) all awards or payments, including interest thereon, which may heretofore and hereafter be made with respect to the Mortgaged Property, whether from the exercise of the right of eminent domain (including, but not limited to, any transfer made in lieu of or in anticipation of the exercise of said rights), or for a change of grade, or for any other injury to or decrease in the value of the Mortgaged Property;

    (d) to the extent assignable (and to the extent relating to the general occupancy and use of the Mortgaged Property as opposed to the operation of the "Discovery Zone" entertainment facility on the Mortgaged Property), leases, subleases (including sub-subleases), lettings, licenses, concessions, occupancy agreements and other agreements which grant a possessory interest in, or the right to use or occupy, all or any part of the Mortgaged Property now or hereafter entered into, and all amendments, extensions, renewals and guarantees thereof, and all security therefor (collectively, the "Leases") and all rents, issues, profits, revenues (including all oil and gas or other mineral royalties and bonuses) and deposits (including, without limitation, security deposits) under the Leases (including, without limitation, from the rental of any office space, retail space or other space, halls, stores, and offices, and security deposits therefor, exhibit or sales space of every kind, license, lease, sublease, fees and rentals, letters of credit or cash instruments securing or evidencing obligations under Leases, service charges, vending machine sales and proceeds, if any, from business interruption or other loss of income insurance)) (collectively, the "Rents") and all proceeds from the sale or other disposition of the Leases and the right to receive and apply the Rents to the payment of the Obligations;

    (e) subject to the rights of Mortgagor hereunder, all proceeds of any insurance policies covering the Mortgaged Property (including, without limitation, the right to receive and apply the proceeds of any insurance, judgments, or settlements made in lieu thereof, for damage to the Mortgaged Property);

    (f) all refundable, returnable or reimbursable fees deposits or other funds or evidences of credit or indebtedness deposited by or on behalf of Mortgagor with any governmental authorities, boards, corporations, providers of utility services, public or private, including specifically, but without limitation, all refundable, returnable or reimbursable tap fees, utility deposits and development costs in connection with the Mortgaged Property, and all of the records and books of account now or hereafter maintained by or on behalf of Mortgagor in connection with the operation of the Mortgaged Property (collectively, "Security Accounts");

    (g) all proceeds (as defined in the Uniform Commercial Code) of the Mortgaged Property which, in any event, shall include, without limitation,
(i) cash, instruments and other property received, receivable or otherwise distributed in exchange for any or all of the Mortgaged Property, (ii) the collection or other disposition of, or realization upon, any item or portion of the Mortgaged Property (including, without limitation, all claims of Mortgagor against third parties for loss of, damage to, destruction of, or for proceeds payable under policies of insurance in respect of, the Mortgaged Property now existing or hereafter arising), (iii) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to Mortgagor from time to time with respect to damage or loss of or to any of the Mortgaged Property, (iv) any and all payments (in any form whatsoever) made or due and payable to Mortgagor from time to time in connection with the requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Mortgaged Property by any Governmental Authority (or any person acting under color of Governmental Authority), and (v) any and all real estate tax refunds payable to Mortgagor with respect to the Mortgaged Property, and refunds or reimbursements payable with respect to bonds, escrow accounts, or other sums payable in connection with the use, development or ownership of the Mortgaged Property, but excluding any proceeds obtained, earned or arising directly from the operation of the "Discovery Zone" entertainment facility operated by Grantor on the Mortgaged Property as opposed to the general occupancy and use of the Mortgaged Property (collectively, the "Proceeds");

    (h) to the extent permitted under applicable law, all licenses, permits (other than proprietary permits of Mortgagor relating to the ordinary operation of a "Discovery Zone" entertainment facility as opposed to the general use and occupancy of the Mortgaged Property), variances and certificates used in connection with the ownership, operation, use or occupancy of the Mortgaged Property (including, without limitation, business licenses, state health department licenses, food service licenses, liquor licenses, licenses to conduct business and all such other permits, licenses and rights, obtained from any Governmental Authority or private Person concerning ownership, operation, use or occupancy of the Mortgaged Property) (collectively, "Permits");

    (i) all plans, specifications, shop drawings and other technical descriptions prepared for construction, repair or alteration of the Improvements (including diskettes containing any such data), and all amendments and modifications thereof; and

    (j) any escrows or escrow accounts established hereunder to secure the Obligations of Mortgagor, including, without limitation, the Proceeds Escrow Account described in Section 6(b) hereof; and

    (k) any and all replacements and renewals of or additions and substitutions to any of the foregoing and all proceeds of any of the foregoing.

    TO HAVE AND TO HOLD the above granted and described Mortgaged Property unto and to the use and benefit of Mortgagee, and its successor and assigns, forever, and Mortgagor does hereby bind itself, its successors and assigns to WARRANT AND FOREVER DEFEND the title to the Mortgaged Property unto Mortgagee and its successors and assigns;

    AND, TO PROTECT THE SECURITY OF THIS MORTGAGE, Mortgagor represents and warrants to and covenants and agrees with Mortgagee as follows:

    1. Defined Terms. The following terms, when used herein, shall have the meanings set forth below:

    "Environmental Laws" means any and all present and future federal, state or local laws, statutes, ordinances or regulations, any judicial or administrative orders, decrees or judgments thereunder, and any permits, approvals, licenses, registrations, filings and authorizations, in each case as now or hereafter in effect, relating to the protection of the environment, the impact of Hazardous Substances or the generation, disposal or remediation thereof on human health or safety, or the Release or threatened Release of Hazardous Substances or otherwise relating to the Use of Hazardous Substances. For purposes of this definition, (A) "Hazardous Substances" means collectively, (i) any petroleum or petroleum products or waste oils, explosives, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls ("PCBs"), and lead-based paint, (ii) any chemicals or other materials or substances which are now or hereafter become defined as or included in the definitions of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous wastes", "restricted hazardous wastes", "toxic substances", "toxic pollutants", "contaminants", "pollutants" or words of similar import under any Environmental Law and (iii) any other chemical or any other material or substance, exposure to which is now or hereafter prohibited, limited or regulated under any Environmental Law; (B) "Use" means, with respect to any Hazardous Substance, the generation, manufacture, processing, distribution, handling, use, treatment, recycling or storage of such Hazardous Substance or transportation of such Hazardous Substance; and (C) "Release" means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment (including, without limitation, the movement of Hazardous Substances through ambient air, soil, surface water, ground water, wetlands, land or subsurface strata).

    "Governmental Authority" means any national or federal government, any state, regional, local or other political subdivision thereof with jurisdiction and any Person with jurisdiction exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government (including without limitation any court).

    "Impositions" means all taxes (including, without limitation, all real estate, ad valorem, sales (including those imposed on lease rentals), use, single business, gross receipts, value added, intangible transaction privilege, privilege or license or similar taxes), assessments (including, without limitation, all assessments for public improvements or benefits, whether or not commenced or completed within the term of this Mortgage), ground rents, water, sewer or other rents and charges, excises, levies, fees (including, without limitation, license, permit, inspection, authorization and similar fees), and all other governmental impositions and other charges (including, without limitation, vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Mortgaged Property), in each case whether general or special, ordinary or extraordinary, foreseen or unforeseen, of every character in respect of the Mortgaged Property, which at any time prior to, during or in respect of the term hereof may be assessed or imposed on or in respect of or be a lien upon (i) Mortgagor (including, without limitation, all income, franchise, single business or other taxes imposed on Mortgagor for the privilege of doing business in the jurisdiction in which the Mortgaged Property is located), (ii) the Mortgaged Property, or any part thereof or any revenues therefrom or any estate, right, title or interest therein, or (iii) any occupancy, operation, use or possession of, or sales from, or activity conducted on, or in connection with the Mortgaged Property by Mortgagor or the leasing or use of the Mortgaged Property or any part thereof by Mortgagor.

    "Legal Requirements" means (i) all governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities (including, without limitation, Environmental Laws) affecting either the Borrower or any Property or any part thereof or the construction, ownership, use, alteration or operation thereof, or any part thereof (whether now or hereafter enacted and in force), (ii) all permits, licenses and authorizations and regulations relating thereto, and (iii) all covenants, conditions and restrictions contained in any instruments at any time in force (whether or not involving Governmental Authorities) affecting the Mortgaged Property or any part thereof which, in the case of this clause
(iii), require repairs, modifications or alterations in or to the Mortgaged Property or any part thereof, or in any material way limit or restrict the existing use and enjoyment thereof.

    "Person" means any individual, corporation, limited liability company, partnership, joint venture, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

    "Uniform Commercial Code" means the Uniform Commercial Code, as adopted, enacted and amended from time to time by the state or states where any of the Mortgaged Property is located.

    2. Payment of Obligations and Incorporation of Covenants, Conditions and Agreements. Mortgagor will pay the Obligations at the time and in the manner provided in the

Relevant Documents and in this Mortgage. All the representations, warranties, covenants, conditions and agreements of Mortgagor contained in the Relevant Documents are hereby made a part of this Mortgage to the same extent and with the same force as if fully set forth herein. If there shall be any inconsistencies between the terms, covenants, conditions and provisions set forth in this Mortgage and the terms, covenants, conditions and provisions set forth in the Relevant Documents, then the terms, covenants, conditions and provisions of the Relevant Documents shall prevail.

    3. Warranty of Title/Organization. Mortgagor warrants that Mortgagor has good and marketable fee simple title to Land and the Improvements and has good title to the remainder of the Mortgaged Property and has the full power, authority and right to execute, deliver and perform its obligations under this Mortgage and to encumber, mortgage, give, grant, bargain, sell, alienate, enfeoff, convey, confirm, warrant, pledge, assign and hypothecate the Mortgaged Property and that Mortgagor possesses an unencumbered fee estate in the Land and the Improvements and that it owns the Mortgaged Property free and clear of all liens, encumbrances and charges whatsoever except for (x) those exceptions to title which are existing on the date hereof and approved by Mortgagee and (y) those exceptions of title that are permitted under the other terms and conditions of this Mortgage (collectively, the "Permitted Encumbrances") and that this Mortgage is and will remain a valid and enforceable first lien on and security interest in the Mortgaged Property, subject only to the Permitted Encumbrances.
Mortgagor shall forever warrant, defend and preserve such title and the validity and priority of the lien of this Mortgage and shall forever warrant and defend the same to Mortgagee against the claims of all persons whomsoever. Mortgagor is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Mortgagor is qualified to do business and in good standing in the State in which the Mortgaged Property is located, and to the extent that Mortgagor is not so qualified or in good standing in such State, Mortgagor shall promptly qualify to do business and become in good standing in such State and shall promptly present evidence of such qualification to do business and good standing to Mortgagee, and shall in any event take such steps as are necessary to insure the enforceability of the Notes and this Mortgage.

    4. Taxes. Mortgagor hereby warrants, covenants and agrees to pay before any penalty attaches all real property taxes, general and special, and all other taxes and assessments of any kind or nature whatsoever, against the Mortgaged Property when due and shall, upon written request, furnish to Mortgagee duplicate receipts therefor, Mortgagor may, in good faith and with reasonable diligence, contest the validity or amount of any such taxes or assessments provided that such contest shall have the effect of preventing the collection of the tax or assessment so contested and the sale or forfeiture of said Mortgaged Property or any part thereof, or any interest therein, to satisfy the same.

    5. Indemnification. Mortgagor shall indemnify, defend and hold harmless Mortgagee from and against all of the following (collectively, and individually referred to as a "Loss"): claims, demands, causes of action, judgments, costs, expenses, liabilities, losses and damages (including consequential and punitive damages), reasonable attorneys' fees and expenses and court costs, disbursements and court costs, and all risk of damage to property and injury to persons in or upon the Mortgaged Property, arising from: (i) Mortgagor's use of the Property or from the conduct of its business in or about the Mortgaged Property; (ii) Mortgagor's default or breach of any term under this Mortgage; and (iii) Mortgagor's violation or failure to comply with any Legal Requirements, including Environmental Laws; provided that Mortgagor shall not be liable for Loss arising from Mortgagee's negligence or willful misconduct or from Mortgagee's breach of any of its obligations hereunder.

    6. Transfer or Encumbrance of the Mortgaged Property. (a) Except as may otherwise be permitted hereunder or pursuant to the Relevant Documents, Mortgagor shall not sell, convey, alienate, mortgage, encumber, pledge or otherwise transfer the Mortgaged Property or any part thereof or any of its interest therein. Mortgagee shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the Obligations immediately due and payable upon Mortgagor's conveyance, alienation, mortgage, encumbrance, pledge or transfer of the Mortgaged Property in violation of this Mortgage or any other Relevant Document. This provision shall apply to every sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the Mortgaged Property that is not permitted pursuant to the Relevant Documents, regardless of whether voluntary or not, or whether or not Mortgagee has consented to any previous sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the Mortgaged Property.

    (b) Notwithstanding Section 6(a), Mortgagor shall have the right to sell the Mortgaged Property at any time to a third party bona fide purchaser after consultation with Mortgagee and upon the prior written consent of Mortgagee to such sale and the sales price (such consent not to be unreasonably withheld), provided that the net proceeds of such sale of the Mortgaged Property (after payment of transfer taxes and reasonable brokerage commissions, if any, and other reasonable closing costs) shall be applied towards repayment of the Obligations, including, without limitation, repayment of the Secured Rejection Note (including prepayment of any amounts not yet due and payable) and payment of the Principal Amounts (as defined in the Rent Deferral Notes) then outstanding under the Rent Deferral Notes, in the order and manner set forth in the Notes. After the Secured Rejection Note and all Principal Amounts outstanding under the Notes have been repaid in full, any remaining net proceeds (including proceeds from any sale or other disposition of the Mortgaged Property pursuant to Section 24 hereof) not applied towards repayment of the Obligations shall be deposited into an escrow account designated by Mortgagee for Mortgagor's account and as security for the performance by Mortgagor of its Obligations to Mortgagee under the Relevant Documents (the "Proceeds Escrow Account") which escrow account shall be administered by Mortgagee, or, at Mortgagee's discretion and in accordance with Mortgagee's instructions, may be administered by an escrow agent (an "Escrow Agent") selected by Mortgagee (whose reasonable fees shall be paid by Mortgagor). Mortgagor may also from time to time deposit additional funds into the Proceeds Escrow Account as further security for the Obligations. At Mortgagee's request, Mortgagor agrees to enter into a separate escrow agreement to further evidence the provisions of this Section 6(b), and in the event that Mortgagee chooses an Escrow Agent to administer the Proceeds Escrow Account, Mortgagor agrees to execute an escrow agreement in form and substance reasonably satisfactory to Mortgagee (including provisions consistent with the provisions of this Section 6(b)) to evidence the duties and responsibilities of such Escrow Agent. Mortgagee or, if applicable, the Escrow Agent at the direction of Mortgagee, shall invest the funds in the Proceeds Escrow Account in obligations of the U.S. Government or its agencies, interest in time accounts or certificates of deposits, or other interest bearing account of any bank or bank and trust company or in money market funds available to Mortgagee. Mortgagor agrees, and shall agree under any escrow agreement entered into pursuant to this Section 6(b), that the funds on deposit under the escrow arrangement described herein shall not constitute property of the estate (within the meaning of Section 541 of the United States Bankruptcy
Code) and that Mortgagor shall only have such rights to such funds as are provided herein and in any escrow agreement entered into pursuant to this Section. Funds in the Proceeds Escrow Account shall be disbursed (together with accrued interest) from time to time to Mortgagee, at Mortgagee's direction (upon seven (7) days prior notice to Mortgagor), to pay any Obligations that may arise from time to time under the Agreement to Indemnify, the Notes, the Stipulation and Order or the other Relevant Documents. Notwithstanding the foregoing, after December 31, 2005, Mortgagor shall be entitled to retain any net proceeds in excess of the Minimum Amount set forth below from the sale of the Mortgaged Property, including amounts previously deposited and remaining in the Proceeds Escrow Account (including accrued interest thereon) which have not been applied towards payment of the Obligations, provided that (i) no Obligations are then due and owing by Mortgagor pursuant to the Agreement to Indemnify, the Stipulation and Order, the Notes or otherwise, (ii) no default or Event of Default has occurred and is continuing under any of the Relevant Documents; and (iii) the amount remaining in the Proceeds Escrow Account is no less than the Minimum Amount (as hereinafter defined). Except as otherwise set forth in the following sentence, the "Minimum Amount" shall mean the product of (A) 1.5 times (B) the sum of the gross rent (including additional rent and percentage rent charges, if any), common area maintenance charges, taxes, insurance and other charges computed on a gross basis (collectively, the "Base Charges") which are due or shall become due under any Assumed Property Subleases still in existence as of December 31, 2005 (the "Surviving Assumed Property Subleases") from December 31, 2005 until the expiration of the terms of such Assumed Property Subleases. Upon the expiration after December 31, 2005 of any Surviving Assumed Property Sublease, Mortgagee shall re-calculate the Minimum Amount based upon the product of 1.5 times the Base Charges of the remaining Surviving Assumed Property Subleases as of the end of the term of such Surviving Assumed Property Sublease (such Base Charges to be calculated as the sum of the Base Charges from such date through the end of the expiration dates of the remaining Surviving Assumed Property Subleases), and provided that (i) no Obligations are then due and owing by Mortgagor pursuant to the Agreement to Indemnify, the Notes, the Stipulation and Order or otherwise and that (ii) no default or Event of Default has occurred and is continuing under any of the Relevant Documents, Mortgagee shall, on the first anniversary of the expiration of such expired Surviving Assumed Property Sublease, release to Mortgagor, or cause the Escrow Agent to release to Mortgagor, the excess of all funds in the Proceeds Escrow Account over the re-calculated Minimum Amount. Any calculation of Base Charges under this
Section 6(b) shall be made by Mortgagee and, absent manifest error, shall be conclusive and binding upon Mortgagor. Provided that (i) an amount equal to at least the Minimum Amount is deposited or on deposit in the Proceeds Escrow Account to secure the payment of the Obligations, (ii) no default or Event of Default has occurred and is continuing under any of the Relevant Documents, (iii) the Notes have been repaid in full and (iv) no Obligations are then due and owing by Mortgagor pursuant to the Agreement to Indemnify, the Stipulation and Order or otherwise, Mortgagor shall be entitled to receive a release of this Mortgage from Mortgagee at any time after December 31, 2005. Provided that no default or Event of Default has occurred or is continuing under any of the Relevant Documents and that no amounts are then owing by Mortgagor or outstanding pursuant to or under any of the Relevant Documents (and that an amount equal to the Minimum Amount is at all times on deposit in the Proceeds Escrow Account), interest earned on the amounts deposited in the Proceeds Escrow Account after December 31, 2005 shall be distributed to Mortgagor on a quarterly basis. All remaining amounts in the Proceeds Escrow Account which have not been applied towards payment of the Obligations shall be released to Mortgagor on the later of (A) December 31, 2014 provided, however, that no Obligations are then due and owing by Mortgagor pursuant to the Agreement to Indemnify, the Stipulation and Order or otherwise, and (B) the end of the term of this Mortgage as set forth in Section 13(c) hereof. Mortgagor shall pay any income taxes attributable to the interest or other income earned on the Proceeds Escrow Account. Notwithstanding any release of this Mortgage pursuant to this Section 6(b) or otherwise, the terms and provisions of this
Section 6(b) shall survive the release of this Mortgage.

    7. Amendment to Legal Description. If it becomes evident that the legal description attached to any Relevant Document is inaccurate or does not fully describe all of the real property which is reasonably connected to the Land, Mortgagor hereby agrees to an amendment of such legal description and the legal description contained on the corresponding title policy so that such error is corrected and to execute and cause to be recorded, if applicable, such document as may be appropriate for such purpose.

    8. Assignment of Leases and Rents. Mortgagor does hereby absolutely and unconditionally assign to Mortgagee, Mortgagor's right, title and interest in all current and future Leases and Rents, it being intended by Mortgagor that this assignment constitutes a present, absolute assignment and not an assignment for additional security only. Such assignment to Mortgagee shall not be construed to bind Mortgagee to the performance of any of the covenants, conditions or provisions contained in any such Lease or otherwise impose any obligation upon Mortgagee. Mortgagee shall have no responsibility on account of this assignment for the control, care, maintenance, management or repair of the Mortgaged Property, for any dangerous or defective condition of the Mortgaged Property, or for any negligence in the management, upkeep, repair or control of the Mortgaged Property. Mortgagor agrees to execute and deliver to Mortgagee such additional instruments, in form and substance satisfactory to Mortgagee, as may hereafter be requested by Mortgagee to further evidence and confirm such assignment. Nevertheless, subject to the terms of this paragraph, Mortgagee grants to Mortgagor a revocable license to collect all of the Rents and retain, use and enjoy the same and otherwise exercise all rights of Mortgagor under any Lease, in each case, subject to the terms hereof and of the Relevant Documents. Upon an Event of Default, the license granted to Mortgagor herein shall immediately and automatically be revoked, and Mortgagee shall immediately be entitled to possession of all Rents, whether or not Mortgagee enters upon or takes control of the Mortgaged Property, provided that if such Event of Default ceases to exist, the license shall automatically be reinstated. In addition, during the continuation of an Event of Default, Mortgagee may, either in person or by agent, without bringing any action or proceeding, or by a receiver appointed by a court, without the necessity of taking possession of the Mortgaged Property in its own name, and in addition to and without limiting any of Mortgagee's rights and remedies hereunder, under the Notes and any other Relevant Documents and as otherwise available at law or in equity, (a) notify any lessee or other person that the Leases have been assigned to Mortgagee and that all Rents are to be paid directly to Mortgagee, whether or not Mortgagee has commenced or completed foreclosure or taken possession of the Mortgaged Property; (b) settle, compromise, release, extend the time of payment of, and make allowances, adjustments and discounts of any Rents or other obligations in, to and under the Leases; (c) demand, sue for or otherwise collect, receive, and enforce payment of Rents, including those past-due and unpaid and other rights under the Leases, prosecute any action or proceeding, and defend against any claim with respect to the Rents and Leases; (d) enter upon, take possession of and operate the Mortgaged Property; (e) lease all or any part of the Mortgaged Property; and/or (f) perform any and all obligations of Mortgagor under the Leases and exercise any and all rights of Mortgagor therein contained to the full extent of Mortgagor's rights and obligations thereunder, with or without the bringing of any action or the appointment of a receiver and without need for any other authorization or other action by Mortgagee or Mortgagor. At Mortgagee's request, Mortgagor shall deliver a copy of this assignment to each tenant under a Lease and to each manager and managing agent or operator of the Mortgaged Property. Mortgagor irrevocably directs any tenant, manager, managing agent, or operator of the Property, without any requirement for notice to or consent by Mortgagor, to comply with all demands of Mortgagee under this Section 8 and to turn over to Mortgagee on demand all Rents which it receives. Mortgagor hereby acknowledges and agrees that payment of any Rents by a person to Mortgagee as hereinabove provided shall constitute payment by such person, as fully and with the same effect as if such Rents had been paid to Mortgagor. Mortgagee is hereby granted and assigned by Mortgagor the right, at its option, upon revocation of the license granted herein, to enter upon the Mortgaged Property in person or by agent, without bringing any action or proceeding, or by court-appointed receiver to collect the Rents. Any Rents collected after the revocation of the license shall be applied towards the payment of the Obligations. Neither the enforcement of any of the remedies under this Section 8 nor any other remedies or security interests afforded to Mortgagee under the Relevant Documents, at law or in equity shall cause Mortgagee to be deemed or construed to be a Mortgagee in possession of the Mortgaged Property, to obligate Mortgagee to lease the Mortgaged Property or attempt to do so, or to take any action, incur any expense, or perform or discharge any obligation, duty or liability whatsoever under any of the Leases or otherwise. Mortgagor shall, and hereby agrees to indemnify Mortgagee for, and to hold Mortgagee harmless from and against, any and all claims, liability, expenses, losses or damages which may or might be asserted against or incurred by Mortgagee solely by reason of Mortgagee's status as an assignee pursuant to the assignment of Rents and Leases contained herein, but excluding any claim (a) to the extent caused by Mortgagee's gross negligence or willful misconduct, or (b) to the extent arising solely from Mortgagee's actions after Mortgagee has taken possession of the Mortgaged Property. Should Mortgagee incur any such claim, liability, expense, loss or damage, the amount thereof, including all actual expenses and reasonable fees of attorneys, shall constitute Obligations secured hereby, and Mortgagor shall reimburse Mortgagee therefor immediately upon demand. Mortgagor agrees that all Leases shall be subject to the prior written approval of Mortgagee, such approval not to be unreasonably withheld.

    9. Maintenance of Mortgaged Property. Mortgagor shall cause the Mortgaged Property to be maintained in a good and safe condition and repair (subject to ordinary wear and tear), and shall otherwise operate and maintain the Mortgaged Property in a manner consistent with the manner in which it operates and maintains the other properties on which it operates similar businesses ("Similar Properties"). Except as otherwise permitted by the Relevant Documents, the Improvements, the Fixtures and the equipment located on the Land or the Improvements shall not be removed, demolished or materially altered (except for normal replacement of equipment) without the consent of Mortgagee which shall not unreasonably be withheld or delayed. Mortgagor shall comply with all laws, orders and ordinances affecting the Mortgaged Property, or the use thereof. Except to the extent that Mortgagee fails to turn over insurance proceeds, if any, received by Mortgagee pursuant to Sections 10 and 11 with respect to the Mortgaged Property to Mortgagor, Mortgagor shall promptly repair, replace or rebuild any part of the Mortgaged Property that, following the date hereof, becomes damaged, worn or dilapidated and Mortgagor shall complete and pay for any structure at any time in the process of construction or repair on the Land. Notwithstanding anything to the contrary contained herein, Mortgagor hereby confirms its obligation to comply with all relevant Legal Requirements, including Environmental Laws, with respect to the Mortgaged Property. Mortgagor shall not initiate, join in, acquiesce in, or consent to any change in any private restrictive covenant, zoning law or other public or private restriction, limiting or defining the uses which may be made of the Mortgaged Property or any part thereof, unless Mortgagor shall have received Mortgagee's prior written consent, such consent not to be unreasonably withheld or delayed. If under applicable zoning provisions the use of all or any portion of the Mortgaged Property is or shall become a nonconforming use, Mortgagor will not cause such nonconforming use to be discontinued or abandoned without the express written consent of Mortgagee, such consent not to be unreasonably withheld or delayed. Mortgagor shall not (i) change the use of the Land in any material respect or (ii) permit or suffer to occur any waste on or to the Mortgaged Property or to any portion thereof.

    10. Insurance.

        (a) Mortgagor shall maintain casualty, liability and other policies of insurance relating to the Mortgaged Property in form and substance, and with insurers and coverages, reasonably satisfactory to Mortgagee and consistent with insurance that it maintains on Similar Properties. Mortgagor shall keep the Mortgaged Property insured against loss by flood if the Mortgaged Property is located in an area identified by the Secretary of Housing and Urban Development as an area having a special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968 (or any successor act thereto). All policies of insurance to be furnished hereunder
(i) shall have standard non-contributory Mortgagee clauses attached to all policies in favor of Mortgagee, without contribution, under a standard New York (or local equivalent) Mortgagee clause naming Mortgagee as the party to which all payments made under such insurance policies in excess of $150,000 should be paid, (ii) shall contain an endorsement providing that neither Mortgagor nor Mortgagee nor any other party shall be a co-insurer under said policies and shall contain a provision requiring that the coverage evidenced thereby shall not be terminated or materially modified without ten (10) days prior written notice to Mortgagee, (iii) shall provide that no act or thing done by Mortgagor shall invalidate the policy as against Mortgagee, and (iv) with respect to property insurance policies, shall contain a waiver of subrogation against Mortgagee. Mortgagor shall deliver certificates evidencing additional and renewal policies, together with evidence of payment of premiums thereon, to Mortgagee, and in the case of all insurance about to expire, shall deliver renewal policies or certificates evidencing such policies not less than ten (10) days prior to their respective dates of expiration.

        (b) Mortgagor shall not take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained hereunder unless Mortgagee is included thereon under a standard, non-contributory Mortgagee clause acceptable to Mortgagee. Mortgagor shall promptly notify Mortgagee whenever any such separate insurance is taken out and shall promptly deliver to Mortgagee the certificates evidencing the policy or policies of such insurance.

        (c) The insurance required by this Mortgage, at the option of Mortgagor, may be effected by blanket and/or umbrella policies covering the Mortgaged Property and other properties, provided, however, that in each case, such insurance policies otherwise comply with the provisions of this Mortgage and allocate to the Mortgaged Property, from time to time, the coverage specified in this Mortgage without possibility of reduction or coinsurance by reason of, or damage to, any other property named therein. If the insurance required by this Mortgage shall be effected by any such blanket or umbrella policies, Mortgagor shall furnish to Mortgagee certificates with respect to, with schedules attached thereto showing the amount of the insurance provided under such policies which is applicable to the Mortgaged Property.

        (d) If Mortgagor fails to maintain insurance in compliance with this Section, Mortgagee may obtain such insurance and pay the premium therefor and Mortgagor shall, on demand, reimburse Mortgagee for all expenses incurred in connection therewith. Mortgagor shall deliver original certificates to Mortgagee of all insurance policies maintained pursuant to this Section 10. Each property insurance policy shall name Mortgagee as Mortgagee, and loss payee with respect to all casualty coverage and each liability policy shall name Mortgagee as an additional insured thereunder.

    11. Casualty. (a) Mortgagor shall give Mortgagee prompt notice of any loss or damage to the Mortgaged Property.

         (b) In case of loss or damage to the Mortgaged Property covered by any of the insurance policies described in Section 10 above, Mortgagee (or, after foreclosure, the purchaser at the foreclosure sale or decree creditor, as the case may be) is hereby authorized at its option either (i) to settle and adjust any claim under such insurance policies without the consent of Mortgagor; or (ii) to allow Mortgagor to settle and adjust such claim (either jointly with Mortgagee or by Mortgagor alone, at Mortgagee's discretion); provided that in either case Mortgagee shall, and is hereby authorized to, collect and receipt for any such insurance proceeds. Notwithstanding anything in the preceding sentence to the contrary, Mortgagee agrees that it will allow Mortgagor to settle and adjust any claims under the insurance policies which are in an amount less than $150,000, per incident of loss, up to an aggregate amount of no greater than $300,000. The expenses incurred by Mortgagee in the adjustment and collection of insurance proceeds shall be included in the Obligations, and shall be reimbursed to Mortgagee upon demand or may be deducted by Mortgagee from said insurance proceeds prior to another application thereof. Interest on such amount shall accrue at the Default Rate, beginning ten (10) days after Mortgagor receives notice of a request for payment of such amount from Mortgagee, until such amount, plus interest, is paid in full.

         (c) Mortgagee shall permit Mortgagor to apply the proceeds of insurance policies received in connection with any casualty to pay for the cost of restoring, repairing, replacing or rebuilding the loss or damage to the Mortgaged Property resulting from the casualty ("Restoration") if: (i) there is no Event of Default hereunder at the time of such application; (ii) restoration can, in the reasonable judgment of Mortgagee, be completed prior to the maturity of the Obligations; and (iii) restoration can, in the reasonable judgment of Mortgagee, be effected within two (2) years after the date of such casualty and in such a manner so that the Mortgaged Property will be of at least equal or greater value to the value than the Mortgaged Property prior to such casualty. Otherwise, Mortgagee may elect in its sole discretion to apply such proceeds either (x) towards payment of the Obligations, notwithstanding the fact that the Obligations, or a portion thereof, may not then be due and payable, or (y) to pay for the cost of Restoration. In all events, disbursement of insurance proceeds by Mortgagee (or at Mortgagee's election by a disbursing or escrow agent who shall be selected by Mortgagee and whose fees shall be paid by Mortgagor), to pay the cost of restoration shall require (i) evidence reasonably satisfactory to Mortgagee of the estimated costs of Restoration, (ii) funds (or assurances reasonably satisfactory to Mortgagee that such funds are available) sufficient in addition to the proceeds of insurance to complete and fully pay for Restoration; and (iii) such architect's certificates, waivers of lien, contractor's sworn statements, title insurance endorsements, plats of surveys and such other evidences of cost, payment and performance as Mortgagee may reasonably require and approve. Except to the extent Mortgagee fails to turn over insurance proceeds, if any, received by Mortgagee hereunder with respect to such casualty to Mortgagor, Mortgagor hereby covenants to restore, repair, replace or rebuild the Improvements, to be of at least equal value, and of substantially the same character as prior to such loss or damage, all to be effected in accordance with plans, specifications and procedures to be first submitted to and reasonably approved by Mortgagee, and Mortgagor shall pay all costs of such restoring, repairing, replacing or rebuilding.

    12. Eminent Domain. Mortgagor warrants, covenants and agrees that should the Mortgaged Property, or any part thereof or interest therein, be taken or damaged by reason of any public improvement or condemnation proceeding, or in any other manner, or should Mortgagor receive any notice of other information regarding such proceeding, Mortgagor shall give written notice thereof within five (5) business days to Mortgagee. Without Mortgagee's prior consent, Mortgagor (1) shall not agree to any compensation or award, and (2) shall not take any action or fail to take any action which would cause the compensation to be determined. Mortgagee shall be entitled to: (1) all compensation, awards and other payments or relief therefor, (2) to commence, appear in and prosecute in its own name any action or proceedings, and (3) to make any compromise or settlement in connection with such taking or damage. Mortgagor authorizes Mortgagee to collect and receive such awards and compensation, to give proper receipts and acquittances therefor and in Mortgagee's discretion to apply the same toward the payment of the Obligations, notwithstanding the fact that the Obligations, or a portion thereof, may not then be due and payable, or to the restoration of the Mortgaged Property in accordance with the provisions set forth in the second-to-last sentence of Section 11(c) above. Mortgagor further agrees to make, execute, and deliver to Mortgagee, at any time upon request, free and clear of any encumbrance of any kind whatsoever, any and all further assignments and other instruments deemed necessary by Mortgagee for the purpose of validly and sufficiently assigning all compensations and awards made to Mortgagor for any taking, either permanent or temporary, under any such proceeding.

    13. Release of Mortgage. Mortgagee agrees (subject to the provisions set forth in Section 6(b)) as follows:

        (a) promptly and unconditionally to release the Mortgaged Property from the security title of this Mortgage in the event of a bona fide sale (other than a "sale leaseback" or other similar financing transaction) of the Mortgaged Property to a third party that is not affiliated with Mortgagor, provided that each of the following conditions is satisfied: (i) neither Mortgagor nor any of its respective affiliates continue to use or occupy the Mortgaged Property or any part thereof; (ii) Mortgagor shall consult with Mortgagee prior to such sale and shall obtain Mortgagee's prior written consent with respect to such sale and the sales price (such consent not to be unreasonably withheld); and (iii) all of the proceeds of such sale are applied towards repayment of the Obligations or otherwise applied in compliance with the provisions of Section 6(b) hereof.

        (b) promptly and unconditionally to cancel and surrender this Mortgage in the event that Mortgagee is paid in full for all amounts owing (or what shall or may become owing under the Relevant Documents) to Mortgagee by Mortgagor and any of its former affiliated debtors, including the indefeasible payment and satisfaction in full of the Obligations.

        (c) the security title of this Mortgage, if not sooner released or canceled, shall revert to Mortgagor on December 31, 2014 (or on such earlier date as permitted under and pursuant to the provisions of Section 6(b) hereof); provided, however, that if thirty (30) days prior to such anniversary any amount is then owing by Mortgagor or any of its former affiliated debtors to Mortgagee pursuant to any of the Agreement to Indemnify, the Stipulation and Order, the Notes or any other Relevant Documents, then Mortgagor agrees to amend in writing this Mortgage to extend the term hereof until such obligations are so paid.

    14. Changes in the Laws Regarding Taxation. If any law is enacted or adopted or amended after the date of this Mortgage which imposes a tax, either directly or indirectly, on the Obligations or Mortgagee's interest in the Mortgaged Property, Mortgagor will pay such tax, with interest and penalties thereon, if any, provided, however, that Mortgagor shall not be obligated to pay any tax which is imposed on the net income of Mortgagee or franchise taxes or doing business taxes imposed on Mortgagee. In the event that the payment of such tax or interest and penalties by Mortgagor would be unlawful or taxable to Mortgagee or unenforceable or provide the basis for a defense of usury, then in any such event, Mortgagee shall have the option, by written notice of not less than ninety (90) days, to declare the Obligations immediately due and payable.

    15. No Credits on Account of the Obligations. (i) Mortgagor will not claim or demand or be entitled to any credit or credits on account of the Obligations for any part of the Impositions assessed against the Mortgaged Property, or any part thereof, and (ii) no deduction shall otherwise be made or claimed from the assessed value of the Mortgaged Property, or any part hereof, for real estate tax purposes by reason of this Mortgage or the Obligations if the effect of such deduction would impose on Mortgagee a tax, either directly or indirectly, for which it otherwise would not have been liable.

    16. Documentary Stamps. If at any time the United States of America, any State thereof or any subdivision of any such State shall require revenue or other stamps to be affixed to the Notes or this Mortgage, or impose any other tax or charge on the same, Mortgagor will pay for the same, with interest and penalties thereon, if any.

    17. Controlling Agreement. It is expressly stipulated and agreed to be the intent of Mortgagor and Mortgagee at all times to comply with applicable state law or applicable United States federal law (to the extent that it permits Mortgagee to contract for, charge, take, reserve, or receive a greater amount of interest than under state law) and that this Section shall control every other covenant and agreement in this Mortgage and the other Relevant Documents. If the applicable law (state or federal) is ever judicially interpreted so as to render usurious any amount called for under the Notes or under any of the other Relevant Documents, or contracted for, charged, taken, reserved, or received with respect to the Obligations, or if Mortgagee's exercise of the option to accelerate the maturity of the Notes, or if any prepayment by Mortgagor results in Mortgagor having paid any interest in excess of that permitted by applicable law, then it is Mortgagor's and Mortgagee's express intent that all excess amounts theretofore collected by Mortgagee shall be credited on the principal balance of the Notes and all other Obligations (or, if the Notes and all other Obligations have been or would thereby be paid in full, refunded to Mortgagor), and the provisions of the Notes and the other Relevant Documents immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new documents, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder or thereunder. All sums paid or agreed to be paid to Mortgagee for the use, forbearance, or detention of the Obligations shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Obligations until payment in full so that the rate or amount of interest on account of the Obligations does not exceed the maximum rate of interest permitted by law from time to time in effect and applicable to the Obligations for so long as the Obligations are outstanding.

    18. Performance of Other Agreements. Mortgagor shall observe and perform in all respects the terms to be observed or performed by Mortgagor under any agreement or recorded instrument affecting or pertaining to the Mortgaged Property.

    19. Right to Perform the Obligations. Subject to the terms of the Relevant Documents, if any default exists, Mortgagee shall have the right, but not the obligation, to cure such default in the name and on behalf of Mortgagor. All sums advanced and expenses incurred at any time by Mortgagee under this Section 19, or otherwise under this Mortgage or any of the other Relevant Documents or applicable law (including, without limitation, the costs and expenses of Mortgagee and its agents incurred in connection with the preservation, collection and enforcement of this Mortgage or of the liens created hereby), shall bear interest from the date that such sum is advanced or expense incurred, to and including the date of reimbursement, computed at the Default Rate (as defined in the Notes), and all such sums, together with interest thereon, shall constitute additions to the Obligations and shall be secured by this Mortgage and Mortgagor covenants and agrees to pay them to the order of the Mortgagee promptly upon demand.

    20. Further Acts, etc. Mortgagor will, at the cost of Mortgagor, and without expense to Mortgagee, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, mortgages, assignments, notices of assignment, Uniform Commercial Code financing statements or continuation statements, transfers and assurances as Mortgagee shall, from time to time, reasonably require, for the better assuring, conveying, assigning, transferring, and confirming unto Mortgagee the property and rights hereby mortgaged, given, granted, bargained, sold, alienated, enfeoffed, conveyed, confirmed, warranted, pledged, assigned and hypothecated (including, without limitation, the assignment of leases and rents contained in Section 8 hereof) or intended now or hereafter so to be, or which Mortgagor may be or may hereafter become bound to convey or assign to Mortgagee, or for carrying out the intention or facilitating the performance of the terms of this Mortgage or for filing, registering or recording this Mortgage. Mortgagor, on demand, will execute and deliver and, Mortgagor hereby authorizes Mortgagee to execute in the name of Mortgagor or without the signature of Mortgagor to the extent Mortgagee may lawfully do so, one or more financing statements, chattel mortgages or other instruments, to evidence more effectively the security interest of Mortgagee in the Mortgaged Property. Notwithstanding anything to the contrary contained herein, Mortgagor shall not be obligated to execute, deliver, file or record any additional documents which increase Mortgagor's obligations under this Mortgage or the

Relevant Documents. Mortgagor grants to Mortgagee an irrevocable power of attorney coupled with an interest for the purpose of exercising the rights provided for in Section 19 and this Section 20.

    21. Recording of Mortgage, etc. Mortgagor forthwith upon the execution and delivery of this Mortgage and thereafter, from time to time, will cause this Mortgage, and any security instrument creating a lien or security interest or evidencing the security title hereof upon the Mortgaged Property, and each instrument of further assurance to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect the lien or security interest hereof upon, and the interest of Mortgagee in, the Mortgaged Property. Mortgagor will pay all filing, registration or recording fees, the costs and fees of local counsel for Mortgagee, including, without limitation, costs and fees for local counsel review of the Mortgage and Subordination Agreement, and the preparation of opinion letters in connection therewith, and all expenses incident to the execution and acknowledgment of this Mortgage (but not including fees of Mortgagee's New York counsel in connection with the preparation of this Mortgage), any deed of trust or mortgage supplemental hereto, any security instrument with respect to the Mortgaged Property and any instrument of further assurance, and all federal, state, county and municipal, taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of this Mortgage, any deed of trust or mortgage supplemental hereto, any security instrument with respect to the Mortgaged Property or any instrument of further assurance (other than income or franchise taxes imposed on Mortgagee), except where prohibited by law so to do. Mortgagor shall hold harmless and indemnify Mortgagee, its successors and assigns, against any liability incurred by reason of the imposition of any tax on the making and recording of this Mortgage. Mortgagor shall pay all title costs and premiums in connection with the ALTA lender's title insurance policy issued by Chicago Title Insurance Company for the benefit of Mortgagee in connection with this Mortgage (including payment for the cost of any property surveys prepared in connection therewith), which title insurance policy shall be in form and substance satisfactory to Mortgagee containing such endorsements as Mortgagee may reasonably request, including, without limitation, the deletion of any creditor's rights exception and (to the extent available) a variable rate endorsement; survey endorsement; comprehensive endorsement; first loss endorsement; last dollar endorsement; tie-in endorsement; future advances endorsement; access coverage; tax parcel coverage; contiguity (if applicable) coverage; and such other endorsements as Mortgagee shall reasonably require. In the event that any Survey with respect to the Mortgaged Property reveals any encumbrances, restrictions, building code or zoning violations or other matters which in Mortgagee's reasonable judgment, materially impair Mortgagee's first priority lien in the Mortgaged Property, Mortgagor agrees to cooperate with Mortgagee in performing any acts reasonably requested by Mortgagee to cause such encumbrances, restrictions, violations or other matters to be removed or remedied as appropriate.

    22. Reporting Requirements. Mortgagor agrees to give prompt notice to Mortgagee of the insolvency or bankruptcy filing of Mortgagor. In addition, Mortgagor will give notice to Mortgagee in writing not later than ten (10) days after: (i) the occurrence of any

Event of Default with respect to Mortgagor hereunder; or (ii) notice to Mortgagor of any action, litigation or proceeding instituted to recover possession of the Mortgaged Property from Mortgagor or for any other purpose affecting this Mortgage or of any other action, litigation or proceeding instituted against Mortgagor or judgment rendered against Mortgagor; and such notice to Mortgagee shall include a true copy of any notice of default, or if any action is then proceeding, copies of any pleadings and papers received by Mortgagor.

    23. Events of Default. The term "Event of Default" as used herein shall mean the occurrence or happening, at any time and from time to time, of one or more of the following events:

         (a) a default or event of default under any of the Notes (including, without limitation, any event of default described in Section 3 of any of the Notes), which remains uncured following the expiration of any applicable cure periods;

         (b) Mortgagor (i) shall fail to perform when due any payment obligation under the terms of this Mortgage or the other Relevant Documents within ten days after such amount becomes due, or (ii) shall be in violation of any of the obligations or covenants contained herein or therein and such default shall continued unremedied for a period of thirty (30) days, provided that if such default is not readily susceptible of cure in such thirty (30) day period, and provided that Mortgagor proceeds in a diligent manner to cure such default, Mortgagor shall have such additional time to effect such cure as shall be reasonably necessary to effect such cure;

         (c) Failure by Mortgagor to maintain insurance and deliver evidence thereof pursuant to Section 10; or

         (d) a default under any other mortgage, deed of trust or other security instrument covering the Mortgaged Property or a portion thereof which remains uncured following the expiration of any applicable cure periods.

    24. Remedies. (a) Upon the occurrence of any Event of Default, Mortgagee may take such action permitted in law or at equity, without notice or demand, as it deems advisable to protect and enforce its rights against Mortgagor and in and to the Mortgaged Property, by Mortgagee itself or otherwise, including, but not limited to, the following actions, each of which may be pursued concurrently or otherwise, at such time and in such order as Mortgagee may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of Mortgagee:

         (i) declare the entire principal amount of the indebtedness and Obligations secured hereby with interest accrued thereon to be immediately due and payable;

         (ii) institute a proceeding or proceedings, judicial or nonjudicial, by advertisement or otherwise, for the complete foreclosure of this Mortgage in which case the Mortgaged Property or any interest therein may be sold for cash or upon credit in one or more parcels or in several interests or portions and in any order or manner in accordance with the laws of the jurisdiction in which such Mortgaged Property is located;

         (iii) with or without entry, to the extent permitted, and pursuant to the procedures provided by, applicable law, institute proceedings for the foreclosure of this Mortgage for the Obligations then due and payable subject to the continuing lien of this Mortgage, in accordance with the laws of the jurisdiction in which such Mortgaged Property is located, for the balance of the Obligations not then due;

         (iv) sell for cash or upon credit the Mortgaged Property or any part thereof and all estate, claim, demand, right, title and interest of Mortgagor therein and rights of redemption thereof, pursuant to power of sale or otherwise, at one or more sales, as an entirety or in parcels, at such time and place, upon such terms and after such notice thereof as may be required or permitted by the laws of the jurisdiction in which such Mortgaged Property is located;

         (v) institute an action, suit or proceeding in equity for the specific performance of any covenant, condition or agreement contained herein or in the other Relevant Documents;

         (vi) recover judgment on the Notes either before, during or after any proceedings for the enforcement of this Mortgage;

         (vii) prior to, concurrently with, or subsequent to the institution of foreclosure proceedings, apply for the appointment of a trustee, receiver, liquidator or conservator of the Mortgaged Property, as a matter of strict right, without notice and without regard for the adequacy of the security for the Obligations or the interest of the Mortgagor therein and without regard for the solvency of the Mortgagor or of any person, firm or other entity liable for the payment of the Obligations, and Mortgagor hereby consents to such appointment;

         (viii) prior to, concurrently with or subsequent to the institution of foreclosure proceedings, enforce Mortgagee's interest in the Leases and Rents and enter into or upon the Mortgaged Property and take exclusive possession thereof, either personally or by its agents, nominees or attorneys and dispossess Mortgagor and its agents and servants therefrom, and thereupon Mortgagee may (whether or not a receiver has been appointed) as attorney-in-fact or agent of Mortgagor, or in its own name and under the powers herein granted, (A) use, operate, manage, control, insure, maintain, repair, restore and otherwise deal with all and every part of the Mortgaged Property and conduct the business thereat; (B) complete any construction on the Mortgaged Property in such manner and form as Mortgagee deems advisable; (C) make alterations, additions, renewals, replacements and improvements to or on the Mortgaged Property; (D) exercise all rights and powers of Mortgagor with respect to the Mortgaged Property, whether in the name of Mortgagor or otherwise (including, without limitation, the right to make, cancel, enforce or modify Leases, obtain and evict tenants, and demand, sue for, collect and receive all earnings, revenues, rents, issues, profits and other income of the Mortgaged Property and every part thereof); and (E) apply the receipts from the Mortgaged Property to the payment of the Obligations, after deducting therefrom all reasonable expenses (including, without limitation, reasonable attorneys' fees) incurred in connection with the aforesaid operations and all amounts necessary to pay the taxes, assessments, insurance and other charges in connection with the Mortgaged Property, it being agreed that should Mortgagee incur any liability, loss or damage in the defense of any claims or demands, the amount thereof, including costs, expenses and reasonable attorneys' fees shall be secured hereby, and Mortgagor shall reimburse Mortgagee therefor immediately upon demand;

         (ix) require Mortgagor to pay monthly in advance to Mortgagee, or any receiver appointed to collect the Rents, the fair and reasonable rental value for the use and occupation of any portion of the Mortgaged Property occupied by Mortgagor and require Mortgagor to vacate and surrender possession to Mortgagee of the Mortgaged Property or to such receiver and, in default thereof, evict Mortgagor by summary proceedings or otherwise; and

         (x) pursue such other rights and remedies as may be available under the Relevant Documents or otherwise at law or in equity or under the Uniform Commercial Code including the right to establish a lock box for all Rents and other receivables of Mortgagor relating to the Mortgaged Property.

In the event of a sale, by foreclosure or otherwise, of less than all of the Mortgaged Property, the security title of this Mortgage shall continue with respect to the remaining portions of the Mortgaged Property.

    The proceeds of any sale made under or by virtue of this Section 24, together with any other sums which then may be held by Mortgagee under this Mortgage, whether under the provisions of this Section or otherwise, shall be applied by Mortgagee in the following order of priority: first, on account of all reasonable costs and expenses incident to the foreclosure proceedings, including all such items as are mentioned in this Section 24; second, all other items which under the terms hereof constitute secured indebtedness, which are any amounts due under this Mortgage, or under the other Relevant Documents (including any amounts required to be escrowed pursuant to Section 6(b)); third, any surplus to Mortgagor, its successors or assigns, as their rights may appear.

    (b) Upon any sale made under or by virtue of this Section 24, whether made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, Mortgagee may bid for and acquire the Mortgaged Property or any part thereof and in lieu of paying cash therefor may make settlement for the purchase price by crediting upon the Obligations the net sales price after deducting therefrom the expenses of the sale and costs of the action and any other sums which Mortgagee is authorized to deduct under this Mortgage.

    (c) No recovery of any judgment by Mortgagee and no levy of an execution under any judgment upon the Mortgaged Property or upon any other property of Mortgagor shall affect in any manner or to any extent the security title of this Mortgage upon the Mortgaged Property or any part thereof, or any liens, rights, powers or remedies of Mortgagee hereunder, but such liens, rights, powers and remedies of Mortgagee shall continue unimpaired as before.

    (d) Mortgagee may adjourn, terminate or rescind any proceeding or other action brought in connection with its exercise of the remedies provided in this Section 24 at any time before the conclusion thereof, as determined in Mortgagee's sole discretion and without prejudice to Mortgagee.

    (e) Mortgagee may resort to any remedies and the security given by this Mortgage or the other Relevant Documents in whole or in part, and in such portions and in such order as determined by Mortgagee's sole discretion. No such action shall in any way be considered a waiver of any rights, benefits or remedies evidenced or provided by this Mortgage or the other Relevant Documents. The failure of Mortgagee to exercise any right, remedy or option provided in this Mortgage or the other Relevant Documents shall not be deemed a waiver of such right, remedy or option or of any covenant or obligation secured by this Mortgage or the other Relevant Documents. Subject to the provisions of the Relevant Documents, no acceptance by Mortgagee of any payment after the occurrence of any Event of Default and no payment by Mortgagee of any obligation for which Mortgagor is liable hereunder shall be deemed to waive or cure any Event of Default with respect to Mortgagor, or Mortgagor's liability to pay such obligation. No sale of all or any portion of the Mortgaged Property, no forbearance on the part of Mortgagee and no extension of time for the payment of the whole or any portion of the Obligations or any other indulgence given by Mortgagee to Mortgagor, shall operate to release or in any manner affect the interest of Mortgagee in the remaining Mortgaged Property or the liability of Mortgagor to pay the Obligations. No waiver by Mortgagee shall be effective, unless it is in writing and then only to the extent specifically stated.

    (f) The interests and rights of Mortgagee under this Mortgage and the other Relevant Documents, and the liens and security interests created and evidenced by this Mortgage and the other Relevant Documents, shall not be impaired by any indulgence, including (i) any renewal, extension or modification which Mortgagee may grant with respect to any of the Obligations, (ii) any surrender, compromise, release, renewal, extension, exchange or substitution which Mortgagee may grant with respect to the Mortgaged Property or any portion thereof; or (iii) any release or indulgence granted to any maker, endorser, guarantor or surety of any of the Obligations.

    (g) Upon the occurrence of any Event of Default under Section 23, in any suit to foreclose the lien hereof or enforce any other remedy of Mortgagee under this Mortgage, there shall be allowed and included as additional indebtedness in the decree for sale or other judgment or decree all reasonable expenditures and expenses which may be paid or incurred by or on behalf of Mortgagee for attorneys' fees, appraiser's fees, outlays for documentary and expert evidence, stenographers' charges, publication costs, and costs (which may be estimated as to items to be expended after entry of the decree) of procuring all such abstracts of title, title searches and examinations, title insurance policies, Torrens certificates, and similar data and assurances with respect to title as Mortgagee may deem reasonably necessary either to prosecute such suit or to evidence to bidders at any sale which may be had pursuant to such decree the true condition of the title to or the value of the Mortgaged Property. All such reasonable expenditures and expenses which Mortgagee may incur as permitted by this Section for the protection of the Mortgaged Property and the maintenance of the lien of this Mortgage, including, but not limited to, the fees and out-of-pocket disbursements of any attorney employed by Mortgagee in any litigation or proceeding affecting this Mortgage, including, but not limited to, bankruptcy proceedings or preparations for the commencement or defense of any proceeding or threatened suit or proceeding, shall be immediately due and payable by Mortgagor and shall be secured by this Mortgage.

    25. Right of Access. Mortgagor shall permit agents, representatives and employees of Mortgagee to (i) inspect the Mortgaged Property or any part thereof, provided that such inspection does not materially interfere with the tenants of the Mortgaged Property or violate the terms of any Lease, (ii) to examine and make abstracts from any of Mortgagor's books and records and
(iii) to discuss the business, operations, properties and financial and other condition of Mortgagor with officers of Mortgagor and with its independent certified public accountants, at such reasonable times as may be requested by Mortgagee upon reasonable advance notice.

    26. Security Agreement. This Mortgage is both a real property deed to secure debt and a "security agreement" within the meaning of the Uniform Commercial Code. The Mortgaged Property includes both real and personal property and all other rights and interests, whether tangible or intangible in nature, of Mortgagor in the Mortgaged Property. Mortgagor by executing and delivering this Mortgage has granted and hereby grants to Mortgagee, as security for the Obligations, a security interest in the Mortgaged Property to the full extent that the Mortgaged Property may be subject to the Uniform Commercial Code (said portion of the Mortgaged Property so subject to the Uniform Commercial Code being called in this paragraph the "Collateral"). Mortgagor hereby agrees with Mortgagee to execute and deliver to Mortgagee, in form and substance satisfactory to Mortgagee, such financing statements and such further assurances as Mortgagee may from time to time, reasonably consider necessary to create, perfect, and preserve Mortgagee's security interest herein granted. All or part of the Mortgaged Property is or is to become "fixtures" as defined in the Uniform Commercial Code, and this Mortgage, upon being filed for record in the real estate records of the city or county wherein such fixtures are situated, shall also constitute a "fixture filing" for the purposes of the Uniform Commercial Code upon such of the Mortgaged Property that is or may become fixtures. Information concerning the security interest herein granted may be obtained from the parties at the addresses of the parties set forth in the first paragraph of this Mortgage. Mortgagor's chief executive office and principal place of business is the Mortgagor's address set forth in the first paragraph of this Mortgage, and the place where Mortgagor's books and records in respect of where the Mortgaged Property is located are kept is the address of Mortgagor set forth in the first paragraph of this Mortgage. If an Event of Default shall occur which shall remain uncured, Mortgagee, in addition to any other rights and remedies which it may have, shall have and may exercise immediately and without demand, any and all rights and remedies granted to a secured party upon default under the Uniform Commercial Code, (including, without limitation, to the extent permitted by law, the right to take possession of the Collateral or any part thereof, and to take such other measures as Mortgagee may deem necessary for the care, protection and preservation of the Collateral). Upon request or demand of Mortgagee, Mortgagor shall at its expense assemble the Collateral and make it available to Mortgagee at a convenient place acceptable to Mortgagee. Mortgagor shall pay to Mortgagee on demand therefor any and all reasonable expenses (including, without limitation, reasonable legal expenses and attorneys' fees) incurred or paid by Mortgagee in protecting the interest in the Collateral and in enforcing the rights hereunder with respect to the Collateral. Any notice of sale, disposition or other intended action by Mortgagee with respect to the Collateral sent to Mortgagor at least ten (10) business days prior to such action or such notice as is otherwise required by law or the Relevant Documents, shall constitute commercially reasonable notice to Mortgagor. The proceeds of any disposition of the Collateral, or any part thereof, may be applied by Mortgagee to the payment of the Obligations in such priority and proportions as Mortgagee shall determine in its sole discretion. In the event of any change in name, identity or structure of Mortgagor, Mortgagor shall notify Mortgagee thereof and, promptly after request, shall execute, file and record such Uniform Commercial Code forms as are necessary to maintain the priority of Mortgagee's lien upon and security interest in the Collateral, and shall pay all expenses and fees in connection with the filing and recording thereof.
If Mortgagee shall require the filing or recording of additional Uniform Commercial Code forms or continuation statements, Mortgagor shall, promptly after request, execute, file and record such Uniform Commercial Code forms or continuation statements as Mortgagee shall deem necessary, and shall pay all expenses and fees in connection with the filing and recording thereof, it being understood and agreed, however, that no such additional documents shall materially increase Mortgagor's obligations under this Mortgage or the other Relevant Documents. Mortgagor hereby irrevocably appoints Mortgagee as its attorney-in-fact, coupled with an interest, to file with the appropriate public office on its behalf any UCC financing statements (or related documents) signed only by Mortgagee, as secured party, in connection with the Collateral covered by this Mortgage, such appointment to terminate upon the release of this Mortgage.

    27. Actions and Proceedings. Mortgagee has the right to appear in and defend any action or proceeding brought with respect to the Mortgaged Property and to bring any action or proceeding, in the name and on behalf of Mortgagor, which Mortgagee, in its reasonable discretion, decides should be brought to protect its interest under this Mortgage or in the Mortgaged Property. Subject to the foregoing, Mortgagor shall appear in and contest any action or proceeding purporting to affect the security hereof and shall pay all reasonable costs and expenses including cost of evidence of title and attorney's fees, in any such action or proceeding in which Mortgagee may appear. Mortgagee shall, at its option, be subrogated to the lien of any mortgage or other security instrument discharged in whole or in part by the Obligations, and any such subrogation rights shall constitute additional security for the payment of the Obligations.

    28. Waiver of Setoff and Counterclaim. Except as may be permitted under the Relevant Documents, all amounts due under this Mortgage, the Notes and the other Relevant Documents shall be payable without setoff or counterclaim whatsoever.

    29. Liens. Mortgagor warrants, covenants and agrees to pay and promptly discharge, at Mortgagor's cost and expense, all taxes, assessments and governmental charges levied upon it, its income and assets as and when such taxes, assessments and charges are due and payable (including, without limitation, all Impositions), as well as all lawful claims for labor materials and supplies or otherwise which could become a lien, and all liens, encumbrances and charges upon the Mortgaged Property, or any part thereof or interest therein; provided that the existence of any mechanic's, laborer's, materialman's, supplier's or vendor's lien or right thereto shall not constitute a violation of this Section if payment is not yet due under the contract which is the foundation thereof. Notwithstanding the foregoing, Mortgagor shall not be in default for failure to pay or discharge Impositions or mechanic's or materialman's or similar lien asserted against the Mortgaged Property if, and so long as, (a) Mortgagor shall have notified Mortgagee of same within seven (7) days of obtaining knowledge thereof; (b) Mortgagor shall diligently and in good faith contest the same by appropriate legal proceedings which shall operate to prevent the enforcement or collection of the same and the sale of the Mortgaged Property or any part thereof, to satisfy the same; (c) unless funds are otherwise reserved, Mortgagor shall furnish to Mortgagee such security as Mortgagee may reasonably request to insure payment of such Impositions and to secure and indemnify Mortgagee against any cost, expense, loss or damage in connection with such contest or postponement of payment,; (d) Mortgagor shall timely upon final determination thereof pay the amount of any such Impositions, claim, fine or penalty so determined, together with all costs, interest and penalties which may be payable in connection therewith; (e) the failure to pay the Impositions, or mechanic's or materialman's or similar lien claim does not constitute a default under any other deed of trust, mortgage or security interest covering or affecting any part of the Mortgaged Property; and (f) notwithstanding the foregoing, Mortgagor shall immediately upon request of Mortgagee pay (and if Mortgagor shall fail so to do, Mortgagee may, but shall not be required to, pay or cause to be discharged or bonded against) any such Impositions, or claim notwithstanding such contest, if in the reasonable opinion of Mortgagee, the Mortgaged Property or any part thereof or interest therein may be in imminent danger of being sold, forfeited, foreclosed, terminated, canceled or lost.

    30. Recovery of Sums Required to Be Paid. Mortgagee shall have the right from time to time to take action to recover any sum or sums which constitute a part of the Obligations as the same become due and owing, without regard to whether or not the balance of the Obligations shall be due, and without prejudice to the right of Mortgagee thereafter to bring an action of foreclosure, or any other action, for a default or defaults by Mortgagor existing at the time such earlier action was commenced.

    31. Marshaling, Waiver of Redemption and Other Matters. Mortgagor hereby waives, to the extent permitted by law, the benefit of all appraisement, valuation, stay, extension, reinstatement, moratorium and redemption laws now or hereafter in force and all rights of marshaling in the event of any sale hereunder of the Mortgaged Property or any part thereof or any interest therein. Further, Mortgagor hereby expressly waives any and all rights of redemption from sale under any order or decree of foreclosure of this Mortgage on behalf of Mortgagor, and on behalf of each and every person acquiring any interest in or title to the Mortgaged Property subsequent to the date of this Mortgage and on behalf of all persons to the extent permitted by applicable law.

    32. Notice. Any notice which either party hereto may desire or be required to give to the other party shall be in writing and delivered by:
(x) a commercial courier or messenger service or (y) by U.S. registered or certified mail with return receipt requested. Notice by commercial messenger or courier service will be deemed to have been given on the day when delivered before 4:00 p.m. on a business day in the city in which notice is delivered, provided that payment for the cost of delivery is not requested of the recipient. Notice by mail shall be given by registered or certified U.S. Mail, return receipt requested. Delivery of notice by commercial messenger or courier service or mail shall be assumed if acceptance of delivery is refused. Notice may be given by fax but will only be treated as delivered hereunder if: (x) sent between the hours of 9:00 a.m. and 5:00 p.m. (based on local time at the destination); and (y) receipt is acknowledged by fax and delivery will be deemed to have been given on the date the fax acknowledgment is sent. Notices shall be delivered as follows or at such other place as either party hereto may by notice in writing (given in accordance with this
Section 32) designate:

To Mortgagor:                Discovery Zone, Inc.
                             One Corporate Center
                             110 East Broward Boulevard
                             Fort Lauderdale, Florida  33301
                             Attn:  President
                             Telecopy Number:  (954) 627-2670

To Mortgagee:               McDonald's Corporation
                            One McDonald's Plaza
                            Oak Brook, IL  60523
                            Attn:  General Counsel
                            Telecopy Number:  (630) 623-3000


    33. Sole Discretion of Mortgagee. Wherever pursuant to this Mortgage, Mortgagee exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Mortgagee, the decision of Mortgagee to approve or disapprove or to decide that arrangements or terms are satisfactory or not satisfactory shall be in the sole discretion of Mortgagee and shall be final and conclusive, except as may be otherwise expressly and specifically provided herein.

    34. Non-Waiver. The failure of Mortgagee to insist upon strict performance of any term hereof shall not be deemed to be a waiver of any term of this Mortgage. Mortgagor shall not be relieved of Mortgagor's Obligations hereunder by reason of (a) the failure of Mortgagee to comply with any request of Mortgagor to take any action to foreclose this Mortgage or otherwise enforce any of the provisions hereof or of the other Relevant Documents, (b) the release, regardless of consideration, of the whole or any part of the Mortgaged Property, or of any person liable for the Obligations or any portion thereof, or (c) any agreement or stipulation by Mortgagee extending the time of payment or otherwise modifying or supplementing the terms of this Mortgage or the other Relevant Documents. Mortgagee may resort for the payment of the Obligations to any other security held by Mortgagee in such order and manner as Mortgagee, in its discretion, may elect. Mortgagee may take action to recover the Obligations, or any portion thereof, or to enforce any covenant hereof without prejudice to the right of Mortgagee thereafter to foreclosure this Mortgage. The rights and remedies of Mortgagee under this Mortgage shall be separate, distinct and cumulative and none shall be given effect to the exclusion of the others. No act of Mortgagee shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision. Mortgagee shall not be limited exclusively to the rights and remedies herein stated but shall be entitled to every right and remedy now or hereafter afforded at law or in equity.

    35. No Oral Change. This Mortgage and the other Relevant Documents constitute the final expression of the entire agreement among the parties pertaining to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements, understanding, representations or other arrangements, whether express or implied, written or oral, of the parties in connection herewith or therewith except to the extent expressly incorporated or specifically referred to herein or therein. This Mortgage, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Mortgagor or Mortgagee, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

    36. Successors and Assigns. Subject to the provisions hereof requiring Mortgagee's consent to any transfer of the Mortgaged Property, this Mortgage shall be binding upon and inure to the benefit of Mortgagor and Mortgagee and their respective permitted successors and assigns forever.

    37. Severability. If any term, covenant or condition of this Mortgage or the Relevant Documents is held to be invalid, illegal or unenforceable in any respect, this Mortgage and any such other Relevant Document shall be construed without such provision.

    38. Headings, etc. The headings and captions of various paragraphs of this Mortgage are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

    39. Duplicate Originals. This Mortgage may be executed in any number of duplicate originals and each such duplicate original shall be deemed to be an original.

    40. Definitions. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Mortgage may be used interchangeably in singular or plural form and the word "Mortgagor" shall mean "each Mortgagor and any subsequent owner or owners of the Mortgaged Property or any part thereof or any interest therein," the word "Mortgagee" shall mean "Mortgagee and any subsequent holder(s) of the Notes," the word "person" shall include an individual, corporation, partnership, trust, unincorporated association, government, governmental authority, and any other entity, and the words "Mortgaged Property" shall include any portion of the Mortgaged Property and any interest therein and the words "attorneys' fees" shall include any and all attorneys' fees, paralegal and law clerk fees (including, without limitation, fees at the pre-trial, trial and appellate levels incurred or paid by Mortgagee in protecting its interest in the Mortgaged Property and Collateral and enforcing its rights hereunder and all such fees incurred in connection with any bankruptcy or insolvency proceedings). Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

    41. Homestead. Mortgagor hereby waives and renounces all homestead and exemption rights provided by the constitution and the laws of the United States and of any state, in and to the Land as against the collection of the Obligations, or any part hereof.

    42. Assignments. Consistent with and subject to the applicable provisions of the Relevant Documents, Mortgagee shall have the right to assign or transfer its rights under this Mortgage without limitation. Any Mortgagee or transferee shall be entitled to all the benefits afforded Mortgagee under this Mortgage.

    43. Waiver of Jury Trial. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE NOTES, THIS MORTGAGE, OR THE OTHER RELEVANT DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY SUCH PARTY, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. MORTGAGEE IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY MORTGAGOR.

    44. Consent to Jurisdiction. MORTGAGOR AND MORTGAGEE HERETO CONSENT FOR THEMSELVES AND IN RESPECT OF THEIR PROPERTIES, GENERALLY, UNCONDITIONALLY AND IRREVOCABLY, TO THE NONEXCLUSIVE JURISDICTION OF THE FEDERAL AND STATE COURTS IN THE STATE OF NEW YORK WITH RESPECT TO ANY PROCEEDING RELATING TO ANY MATTER, CLAIM OR DISPUTE ARISING UNDER THE RELEVANT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY. MORTGAGOR FURTHER CONSENTS, GENERALLY, UNCONDITIONALLY AND IRREVOCABLY, TO THE NONEXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS OF THE STATE IN WHICH ANY OF THE COLLATERAL IS LOCATED IN RESPECT OF ANY PROCEEDING RELATING TO ANY MATTER, CLAIM OR DISPUTE ARISING WITH RESPECT TO SUCH COLLATERAL. MORTGAGOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS, GENERALLY, UNCONDITIONALLY AND IRREVOCABLY, AT THE ADDRESSES SET FORTH IN THE FIRST PARAGRAPH HEREOF IN CONNECTION WITH ANY OF THE AFORESAID PROCEEDINGS IN ACCORDANCE WITH THE RULES APPLICABLE TO SUCH PROCEEDINGS. TO THE EXTENT PERMITTED BY APPLICABLE LAW, MORTGAGOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW HAVE OR HAVE IN THE FUTURE TO THE LAYING OF VENUE IN RESPECT OF ANY OF THE AFORESAID PROCEEDINGS BROUGHT IN THE COURTS REFERRED TO ABOVE AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING HEREIN SHALL AFFECT THE RIGHT OF MORTGAGEE TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW OR TO COMMENCE PROCEEDINGS OR OTHERWISE PROCEED AGAINST MORTGAGOR IN ANY JURISDICTION.

    45. Governing Law. This Mortgage shall be governed by and construed in accordance with the laws of the State of New York including, without limitation, Section 5-1401 of the General Obligations Law, but otherwise without regard to conflict of law principles; provided, however, that with respect to the creation, attachment, perfection, priority and procedures relating to the enforcement of the liens and security interests created by or pursuant to this Mortgage and relating to real property, this Mortgage shall be governed by and construed in accordance with the laws of the state in which the Land is located.

    46. Security Title Absolute, Multi-site Real Estate and Multiple Collateral Transaction. Mortgagor acknowledges that this Mortgage and a number of other Relevant Documents and those documents required by the Relevant Documents together secure the Obligations. Mortgagor agrees that the security title of this Mortgage and all obligations of the Mortgagor hereunder shall be absolute and unconditional and shall not in any manner be affected or impaired by:

    (a) any lack of validity or enforceability of the Notes or any other Relevant Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing;

    (b) any acceptance by Mortgagee of any security for or guarantees of any of the indebtedness hereby secured;

    (c) any failure, neglect or omission on the part of Mortgagee to realize upon or protect any of the indebtedness hereby secured or any of the collateral security therefor, including the Relevant Documents;

    (d) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations;

    (e) any release (except as to the property or obligation released), sale, pledge, surrender, compromise, settlement, nonperfection, renewal extension, indulgence, alteration, exchange, modification or disposition of any of the Obligations hereby secured or of any of the collateral security therefor;

    (f) any amendment or waiver of or any consent to any departure from the Notes or any other Relevant Documents or of any guaranty thereof (except to the extent of such amendment, waiver or consent in writing by Mortgagee), if any, and Mortgagee may in its discretion foreclose, exercise any power of sale, or exercise any other remedy available to it under any or all of the Relevant Documents without first exercising or enforcing any of its rights and remedies hereunder; and

    (g) any exercise of the rights or remedies of Mortgagee hereunder or under any or all of the Relevant Documents.

Mortgagor specifically consents and agrees that Mortgagee may exercise its rights and remedies hereunder and under the other Relevant Documents separately or concurrently and in any order that Mortgagee may deem appropriate.

    47. Future Advances. This Mortgage shall secure not only existing indebtedness, but also such future advances, whether such advances are obligatory or are to be made at the option of Mortgagee, or otherwise, as are made by Mortgagee to Mortgagor after the date hereof, to the same extent as if such future advances were made on the date of the execution of this Mortgage. Nothing in this Mortgage shall be deemed an obligation on the part of the Mortgagee to make any future advances.

    48. State Specific Provisions. The provisions of Exhibit B are hereby incorporated by reference as though set forth in full herein.

    49. No Merger of Estates. It is the intention and agreement of Mortgagor and Mortgagee that there shall be no merger of any leasehold estate in the Mortgaged Property with the fee interest in the Mortgaged Property or any other estate or interest in the Mortgaged Property, and there shall be no merger of this Mortgage and any estate in the Mortgaged Property, by reason of the fact that the same person may own or hold (a) any leasehold interest in the Mortgaged Property, and/or (b) this Mortgage, and/or (c) the fee interest in the Mortgaged Property or any other estate or interest in the Mortgaged Property.

    50. Subordinate Lien. Notwithstanding anything to the contrary contained herein, Mortgagor shall be permitted to grant a subordinate lien or security title on the Mortgaged Property in favor of State Street Bank and Trust Company, solely in its capacity as trustee and collateral agent under and pursuant to the Indenture as hereinafter defined (the "Subordinated Creditor") as security for the obligations of Mortgagor under that certain Indenture between Mortgagor and the Subordinated Creditor dated as of July 22, 1997 (the "Indenture"), provided that such lien in favor of the Subordinated Creditor is junior, subject and subordinate to the lien of this Mortgage in accordance with and pursuant to the terms and conditions set forth in that certain Subordination Agreement dated as of the date hereof between Mortgagee and the Subordinated Creditor with respect to the Mortgaged Property (the "Subordination Agreement"), and provided, further, that any event which gives the Subordinated Creditor the right to accelerate the obligations secured by such subordinate lien shall automatically constitute an Event of Default hereunder.

               [Remainder of Page intentionally left blank;
                   signature and notary pages follow.]

    IN WITNESS WHEREOF, this Mortgage has been duly executed under seal by the Mortgagor as of the day and year first written above.

                                       MORTGAGOR:

                                       DISCOVERY ZONE, INC., a Delaware
                                       corporation, as successor in interest to LEAPS & BOUNDS, INC.


                                       By: /s/ Scott Bernstein
                                          ----------------------------------
                                            Name: Scott Bernstein
                                            Title: President

                                       ATTEST:

                                       By: /s/ Robert Rooney
                                          ------------------------------------
                                            Name: Robert Rooney
                                            Title: Secretary

                                                 [Corporate Seal]

Signed, sealed and delivered
in the presence of:


        [Illegible]
-----------------------------------
Unofficial Witness

/s/ Mark D. Woodward
-----------------------------------
Notary Public


My Commission expires:


-------------------------------------

[Notarial Seal]

                                                                      Kennesaw
                                                          Cobb County, Georgia
                                   EXHIBIT A


All that tract or parcel of land lying and being in Land Lot 720 of the 16th District, 2nd Section, Cobb County, Georgia, and being more particularly described as follows:

Commencing at the intersection of the easterly line of said land lot with the northwesterly right-of-way line of Ernest Barrett Parkway (120 foot right-of-way); proceeding thence along said northwesterly right-of-way line South 54degrees 26' 25" West a distance of 35.25 feet to a point, said point being the True Point of Beginning; continuing thence along said northwesterly right-of-way line South 54degrees 25' 25" West a distance of 414.75 feet to a point; leaving said northwesterly right-of-way line and proceeding thence southwesterly, westerly and northwesterly 113.79 feet along the arc of a curve to the right, said curve having a radius of 72.44 feet and being subtended by a chord having a bearing and distance of North 80degrees 33'
34" West 102.45 feet to a point; proceeding thence northwesterly, northerly and northeasterly along the arc of a curve to the right, said curve having a radius of 97.40 feet and being subtended by a chord having a bearing and distance of North 03degrees 05' 43" East 121.68 feet to a point; proceeding thence North 41degrees 45' 00" East a distance of 132.52 feet to a point; proceeding thence northeasterly 64.69 feet along the arc of a curve to the left, said curve having a radius of 313.34 feet and being subtended by a chord having a bearing and a distance of North 35degrees 50' 09" East 64.57 feet to a point; proceeding thence South 89degrees 00' 00" East a distance of 274.77 feet to a point; proceeding thence South 35degrees 33' 35" East a distance of 53.51 feet to the true point of beginning.

Said tract or parcel of land contains 1.7391 acres.

         INCLUDING THE ADDITIONAL PARCEL

All that tract or parcel of land lying and being in Land Lot 720 of the 16th District, 2nd Section, Cobb County, Georgia, and being more particularly described as follows:

                                                                      Kennesaw
                                                          Cobb County, Georgia
                                   EXHIBIT A
                                  (continued)

Commencing at the intersection of the easterly line of said land lot with the northwesterly right-of-way line of Ernest Barrett Parkway (130 foot right-of-way); proceeding thence along said northwesterly right-of-way line South 54degrees 25' 25" West a distance of 450.00 feet to a point; leaving said northwesterly right-of-way line and proceeding thence southwesterly, westerly and northwesterly 113.79 feet along the arc of a curve to the right, said curve having a radius of 72.44 feet and being subtended by a chord having a bearing and distance of North 80degrees 33' 34" West 102.45 feet to a point; proceeding thence northwesterly, northerly and northeasterly along the arc of a curve to the right, said curve having a radius of 97.40 feet and being subtended by a chord having a bearing and distance of North 03degrees 05' 43" East 121.68 feet to a point, said point being the True Point of Beginning; proceeding thence North 36degrees 38' 25" East a distance of 188.75 feet to a point; proceeding thence South 89degrees 00'
00" East a distance of 13.41 feet to a point; proceeding thence southwesterly
64.69 feet along the arc of a curve to the right, said curve having a radius of 313.34 feet and being subtended by a chord having a bearing and distance of South 35degrees 50' 09" West 64.57 feet to a point; proceeding thence South 41degrees 45' 00" West a distance of 132.52 feet to the true point of beginning.

    TOGETHER WITH the rights, easements, privileges and obligations appurtenant to the above-described land created and established under the following instruments:

    (a) Restrictions, easements, covenants and agreements contained in that certain Limited Warranty Deed from Jose Manuel Lomelin, et al., to CA Cobb Retail Investors, Limited, a Georgia Limited Partnership, dated June 24, 1985, filed June 27, 1985, and recorded in Deed Book 3548, page 367, Records of Cobb County, Georgia;

                                                                      Kennesaw
                                                          Cobb County, Georgia
                                   EXHIBIT A
                                  (continued)

    (b) Easement Agreement by and among AMLI Land Development-I Limited Partnership, The Barrett Place Company Limited I, L.P. and Stanley E. Thomas dated August 19, 1992, filed August 20, 1992, and recorded in Deed Book 6804, page 48, aforesaid records; as amended by that certain First Supplement to Easement Agreement filed May 12, 1994, and recorded in Deed Book 8235, page 243, aforesaid records; as modified by that certain Affidavit Affecting Title filed October 12, 1994, and recorded in Deed Book 8530, page 210, aforesaid records; as terminated, canceled and superseded by that certain Easement Agreement by and among AMLI Land Development-I Limited Partnership, The Barrett Place Company Limited I, L.P., Stanley E. Thomas and Barrett Pavilion Company, Inc., dated September 30, 1994, filed October 12, 1994, and recorded in Deed Book 8530, page 213, aforesaid records;

    (c)  Easements contained in that certain Limited Warranty Deed from Stanley
         E. Thomas to B. R. D., Inc., dated October 30, 1992, filed October 30, 1992, and recorded in Deed Book 6948, page 443, aforesaid records;
         and

    (d) Permanent & Perpetual Non-Exclusive Easement Agreement, Covenants and Restrictions for Barrett Pavilion by Stanley E. Thomas dated April 2, 1993, filed April 27, 1993, and recorded in Deed Book 7276, page 490, aforesaid records; as amended by that certain First Amendment to Permanent & Perpetual Non-Exclusive Easement Agreement, Covenants and Restrictions for Barrett Pavilion dated May 27, 1994, and recorded in Deed Book 8282, page 3, aforesaid records; as last amended by that certain Second Amendment to Permanent & Perpetual Non-Exclusive Easement Agreement, Covenants and Restrictions for Barrett Pavilion dated August 11, 1994, and recorded in Deed Book 8455, page 163, aforesaid records.

                                      EXHIBIT B

                         STATE SPECIFIC PROVISIONS (Georgia)


         The following provisions are incorporated by reference into Section 48 of the attached Mortgage. If any conflict or inconsistency exists between this Exhibit B and the remainder of the attached Mortgage, this Exhibit B shall govern.

         A. Security Deed. Notwithstanding any use of the words "lien" or "mortgage" (or any variation thereof) when referring to this instrument, the Mortgaged Property encumbered hereby, or the nature or effect of this instrument or the interests granted or created hereby, it is intended by the parties hereto that this instrument is a deed conveying title to the Mortgaged Property, and not a mortgage creating a lien only, is made under the provisions of the existing laws of the State of Georgia relating to deeds to secure debt (including, but not limited to, Georgia Code Section 44-14-60), and constitutes a security agreement under the UCC. The words "lien" or "liens" when used with reference to the nature or effect of this instrument or the interests granted or created hereby, shall be deemed to include the security title granted hereby.

         B. If this Mortgage secures a "revolving loan account" as defined in the Official Code of Georgia Annotated, as amended, Section 44-14-3 under which periodic advances and repayments will be made from time to time, payment of all amounts outstanding on the Note from time to time shall not cancel or release this Mortgage; no release of any part of the Mortgaged Property (as hereinafter defined) or all or any part of the indebtedness hereby secured, shall affect personal liability under the Note nor the priority of this Mortgage. Readvances will be secured to the same extent as original obligations hereunder.

         C. Mortgagor's Continuing Obligation. Mortgagor shall remain liable for full payment of the Obligations (or any advancement or obligation) notwithstanding any of the following: (a) the sale of all or a part of the Mortgaged Property, (b) the assumption by another party of Mortgagor's obligations hereunder, (c) the forbearance or extension of time for payment or performance of any obligation hereunder, whether granted to Mortgagor or a subsequent owner of the Mortgaged Property, and (d) the release of all or any part of the Mortgaged Property securing said obligations or the release of any party who assumes payment of the same. None of the foregoing shall in any way affect the full force and effect of the security title of the Mortgage or impair Mortgagee's right to a deficiency judgment (in the event of foreclosure) against Mortgagor or any party assuming the obligations hereunder. None of the foregoing shall in any way be deemed to be a consent by Mortgagee to a sale of all or any part of the Mortgaged Property, the release of Mortgagor of its obligations hereunder, or the agreement to release all or any part of the Mortgaged Property.

         D. Release of Lien. Notwithstanding anything contained in the previous Section C hereof and in addition to the provisions set forth in
Section 13 of this Mortgage, if
all of the Obligations shall be fully satisfied, paid and performed, then and in that event only, all rights and obligations hereunder shall be terminated and Mortgagee shall cancel this Mortgage. In such event, Mortgagee shall, at the request of Mortgagor, promptly deliver to Mortgagor, in recordable form, all such documents as shall be necessary to reconvey the Mortgaged Property to Mortgagor and to release the Mortgaged Property from the liens, security interests, conveyances and assigrunents created or evidenced hereby. Neither this Section nor Section 13 of this Mortgage nor any other provision of this Mortgage shall, under any circumstance, be interpreted to be a defeasance clause, this instrument constituting a deed to secure debt with regard to such property, and not a mortgage.

         E. Attorney's Fees. If Mortgagee employs an attorney to enforce compliance by Mortgagor of any provision herein, or becomes party to a suit to protect the Mortgaged Property or to protect the security title of the Mortgage, then Mortgagor agrees to pay Mortgagee's reasonable and actual attorneys' fees and all collection costs.

         F. Anti-Marshaling Provision. Mortgagor agrees that Mortgagee may make a partial release or releases of the Mortgaged Property or any other security for the Obligations, provided Mortgagor is not in default under the Note or other Relevant Documents (whether or not such releases are required by agreement among the parties), without notice to, or the consent, approval or agreement of other parties in interest, including junior lienors and purchasers subject to this lien, which partial release or releases shall not impair in any manner the validity of or priority of this Mortgage on the Mortgaged Property remaining hereunder, nor release Mortgagor from personal liability for the Obligations. Notwithstanding the existence of any other security interests in the Mortgaged Property, Mortgagee shall have the right to determine the order in which any or all of the Mortgaged Property or other collateral securing the Obligations shall be subjected to the remedies provided herein. Mortgagee shall have the right to determine the order in which any or all portions of the Obligations are satisfied from the proceeds realized upon the exercise of the remedies provided herein. Mortgagor and any party who consents to this or who has actual or constructive notice hereof, hereby waives any and all right to require the marshaling of assets in connection with the exercise of any of the remedies permitted by applicable law or provided herein. None of the foregoing shall in any way be deemed to be a consent by Mortgagee to a sale by Mortgagor of the Mortgaged Property or any part hereof or as a consent or agreement to release the Mortgaged Property or any part thereof under any circumstances unless specifically set forth herein.

         G. Appointment of Receiver. If an Event of Default shall have occurred and not be cured within any applicable cure period, Mortgagee, upon application to a court of competent jurisdiction, shall be entitled, as a matter of strict right, without further notice and without regard to the value of the Mortgaged Property or to the solvency of any person or persons liable for the payment of the Obligations, to the appointment of a receiver. Mortgagor hereby expressly consents and agrees to such appointment upon the occurrence of an Event of Default that is not cured within any applicable cure period. Mortgagor will pay to Mortgagee upon demand, all expenses, including receivers' fees, attorneys' fees, costs and agents' compensation incurred pursuant to the provisions of this paragraph, and any such amounts paid by Mortgagee shall be added to the indebtedness secured hereby and shall be secured by this Deed.

         H. Remedies. Upon the occurrence of an Event of Default the entire balance of the Obligations, including all accrued interest, shall, at the option of Mortgagee, become immediately due and payable with further notice or demand. Upon failure to pay the Obligations in full at any stated or accelerated maturity, Mortgagee may foreclose the lien and security title of this Mortgage pursuant to the power of sale hereby granted or by judicial proceeding.

         I. Power of Sale. Mortgagee is hereby granted a power of sale and may sell the Mortgaged Property, to the full extent that the Mortgaged Property constitutes real property, or such part or parts thereof or interests therein as Mortgagee may select, at one or more public sales before the door of the courthouse of the county in which the Mortgaged Property or any part of the Mortgaged Property is situated, without notice except as required or set forth herein (the Mortgaged Property not being residential), to the highest bidder for cash, in order to pay the Obligations and all expenses of sale and of all proceedings in connection therewith, including reasonable attorneys' fees actually incurred and all costs of such sale, after advertising the time, place and terms of sale one a week for four (4) weeks immediately preceding such sale (but without regard to the number of days or the number of days intervening between the date of publication of the first advertisement and the date of sale) in a newspaper in which Sheriff's sales are advertised in said county, all other notice being hereby waived by Mortgagor; and Mortgagee shall collect the proceeds of such sale, and after reserving therefrom the entire amount secured thereby, including the amount of any taxes, assessments or premium of insurance or other payments or amounts advance by Mortgagee to protect or preserve the Mortgaged Property or Mortgagee's security title thereon, together with all costs and expenses of said sale and reasonable attorneys' fees actually incurred, shall pay any overages as provided by law.

         J. Foreclosure Deed. At any such public sale, Mortgagee may execute and deliver to the purchaser a conveyance of the Mortgaged Property sold or any part thereof in fee simple, with full warranties of title, and to this end Mortgagor hereby constitutes and appoints Mortgagee as the agent and attorney-in-fact of Mortgagor to make such sale and conveyance, and thereby to divest Mortgagor of all right, title and equity that Mortgagor may have in and to the Mortgaged Property sold and to vest the same in the purchaser or purchasers at such sale or sales; and all the acts and doings of said agent and attorney-in-fact are hereby ratified and confirmed. Mortgagor hereby constitutes and appoints Mortgagee as the agent and attorney-in fact of Mortgagor to make such recitals, and Mortgagor hereby covenants and agrees that the recitals so to be made by Mortgagee shall be binding and conclusive upon Mortgagor, and the heirs, executors, administrators and assigns of Mortgagor, and that the conveyance to be made by Mortgagee shall be effectual to bar all equity of redemption (including any statutory redemption) of Mortgagor, or the successors in interest of Mortgagor, in and to said Mortgaged Property.

         K. Power Irrevocable. The aforesaid power of sale and agency hereby granted are coupled with an interest and are irrevocable by death or otherwise, are granted as cumulative of the other remedies provided hereby or by law for collection of the Obligations, and shall not be exhausted by one exercise thereof but may be exercised until full payment of the Obligations.

         L. Separate Sales. In the event of any sale under this Mortgage by virtue of the exercise of the powers herein granted, or pursuant to any order in any judicial proceedings or otherwise, the Mortgaged Property may be sold as a entirety or in separate parcels and in such manner or order as Mortgagee in its sole discretion may elect, and if Mortgagee so elects, Mortgagee may sell the Collateral (as defmed in Section 26), at one or more separate sales in any manner permitted by the Uniform Commercial Code of the State of Georgia, and one or more exercises of the powers herein granted shall not extinguish nor exhaust such powers, until the entire Mortgaged Property is sold or the Note is paid in full. If the Obligations is now or hereafter further secured by any chattel, mortgages, pledges, contracts or guaranty, assignments of lease or other security instruments, Mortgagee may at its option exhaust the remedies granted under any of said security instruments, either concurrently or independently, and in such order as Mortgagee may determine.

         M. Judicial Enforcement. Mortgagee may, in addition to and not in abrogation of the rights covered under the immediately preceding provisions or elsewhere herein, either with or without entry or taking possession as herein provided or otherwise, proceed by a suit or suits in law or in equity or by any other appropriate proceeding or remedy (i) to enforce payment of the Obligations, any guaranty given in connection therewith, or the performance of any term, covenant, condition or agreement of this Mortgage or any other right, and (ii) to pursue any other remedy available to it, all as Mortgagee in its sole discretion shall elect.

         N. Leases. Mortgagee, at its option, is authorized to foreclose this Mortgage subject to the rights of any lessees of the Mortgaged Property under any leases, and the failure to make any such lessees parties to any such foreclosure proceedings and to foreclose their rights will not be, nor be asserted to be by Mortgagor, a defense to any proceedings instituted by Mortgagee to collect the Obligations.

         O. Purchase by Mortgagee. Upon any foreclosure sale or sales of all or any portion of the Mortgaged Property under the power herein granted, Mortgagee may bid for and purchase the Mortgaged Property and may apply all or any part of the Obligations secured hereby as a credit to the purchase.

         P. Mortgagor as Tenant Holding Over. In the event of any such foreclosure sale or sales under the power herein granted, Mortgagor shall be deemed a tenant holding over and shall forthwith deliver possession to the purchaser or purchasers at such sale or be sununarily dispossessed according to provisions of law applicable to tenants holding over.


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         Q.   Commercial Transaction.  The interest of Mortgagee under this
Mortgage and the liability and obligation of Mortgagor for the payment of the indebtedness secured hereby arise from a "commercial transaction" within the meaning of Official Code of Georgia Annotated Section 44-14-260(1). Accordingly, pursuant to Official Code of Georgia Annotated Section 44-14-263, Mortgagor hereby expressly waives any and all rights which Mortgagor may have to notice prior to seizure by Mortgagee of any interest in personal property of Mortgagor which constitutes part of the Mortgaged Property, whether such seizure is by writ of possession or otherwise.

         R. Homestead and Exemption Rights. Mortgagor hereby waives and renounces all homestead and exemption rights provided for by the Constitution and the laws of the United States and any state, in and to the Mortgaged Property as against the collection of the Obligations, or any part hereof.

         S.   Waiver.  BY EXECUTING THIS MORTGAGE, MORTGAGOR EXPRESSLY:
(A) ACKNOWLEDGES THE RIGHT OF MORTGAGEE TO ACCELERATE THE OBLIGATIONS SECURED HEREBY AND THE POWER OF ATTORNEY GIVEN HEREIN TO GRANTEE TO SELL THE PROPERTY BY NONJUDICIAL FORECLOSURE UPON THE OCCURRENCE OF AN EVENT OF DEFAULT HEREUNDER WITHOUT ANY JUDICIAL HEARING AND WITHOUT ANY NOTICE OTHER THAN SUCH NOTICE (IF ANY) AS IS SPECIFICALLY REQUIRED TO BE GIVEN UNDER THE PROVISIONS OF THIS MORTGAGE, (B) WAIVES ANY AND ALL RIGHTS MORTGAGOR MAY HAVE UNDER THE CONSTITUTION OF THE STATE OF GEORGIA OR THE CONSTITUTION OF THE UNITED STATES OF AMERICA (INCLUDING, WITHOUT LIMITATION, THE FIFTH AND FOURTEENTH AMENDMENTS THEREOF) OR BY REASON OF ANY OTHER APPLICABLE LAW, (1) TO NOTICE AND TO JUDICIAL HEARING PRIOR TO THE EXERCISE BY MORTGAGEE OF ANY POWER OF SALE HEREIN PROVIDED TO ISSUE, EXCEPT SUCH NOTICE (IF ANY) AS IS SPECIFICALLY REQUIRED TO BE GIVEN UNDER THE PROVISIONS OF THIS MORTGAGE OR APPLICABLE LAW, AND (2) CONCERNING THE APPLICATION, RIGHTS OR BENEFITS OF ANY STATUTE OF LIMITATION OR ANY MORATORIUM, REINSTATEMENT, MARSHALING, FOREBEARANCE, APPRAISEMENT, VALUATION, STAY, EXTENSION, HOMESTEAD, EXEMPTION OR REDEMPTION LAWS; (C) WAIVES THE RIGHTS, IF ANY, TO SET ASIDE OR INVALIDATE ANY SALE DULY CONSUMMATED WITHOUT A PRIOR JUDICIAL HEARING; (D) ACKNOWLEDGES THAT MORTGAGOR HAS READ THIS MORTGAGE AND ANY AND ALL QUESTIONS OF MORTGAGOR REGARDING THE LEGAL EFFECT OF THIS MORTGAGE AND ITS PROVISIONS HAVE BEEN EXPLAINED FULLY TO MORTGAGOR AND MORTGAGOR HAS CONSULTED WITH COUNSEL OF MORTGAGOR'S CHOICE PRIOR TO EXECUTING THIS MORTGAGE; AND (E) ACKNOWLEDGES (1) THAT ALL WAIVERS OF THE AFORESAID RIGHTS OF MORTGAGOR HAVE BEEN MADE KNOWINGLY, INTENTIONALLY AND WILLINGLY BY MORTGAGOR AS PART OF A BARGAINED-FOR LOAN TRANSACTION,
(2) THAT THIS WAIVER HAS BEEN


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GRANTED BY MORTGAGOR AS AN INTENTIONAL RELINQUISHMENT AND ABANDONMENT OF A
KNOWN RIGHT AND PRIVILEGE, AND (3) THAT THIS MORTGAGE IS VALID AND ENFORCEABLE BY MORTGAGEE IN ACCORDANCE WITH ALL THE TERMS AND CONDITIONS HEREOF.

Initialed by Mortgagor:  [Illegible]
                        --------------

         T. Perpetual Security Title. Mortgagor and Mortgagee hereby state their intention to establish by this Mortgage a perpetual security title to and interest in the Mortgaged Property in favor of the Mortgagee and their intention that there shall be no reversion of title sooner than December 31, 2009.


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                                      SCHEDULE A


                           DESCRIPTION OF ORIGINAL MORTGAGE


Property       Recording Office               Deed Book    Page   Recording Date
------------   -----------------------------  ---------    ----   --------------
Kennesaw, GA   Clerk of the Superior             8475       22        9/12/94
               Court of Cobb County, Georgia